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                                 LEASE AGREEMENT
                                 ---------------

          Made and signed in Tel- Aviv on the 26th day of November 2001

                                    BETWEEN:

SHA'AR YOKNEAM, A REGISTERED LIMITED PARTNERSHIP
(PARTNERSHIP NO.550014666)
By its Directors Messrs. Yitshak Reich (I.D.No127198) and
Yitshak (Tsahi) Levy (I.D.No.22448534)

Who are duly authorized to sign on behalf of and bind the Partnership whose address for the purposes of this agreement is At the "Sha'ar Hacarmel" Complex, 5 Nahum Street,
Tiral Hacarmel and which for the sake of brevity is hereinafter called "The Lessor"

                                                                 OF THE ONE PART

                                      -AND-

GIVEN IMAGING LTD. (COMPANY NO.512578022)
By Messrs. YORAM ASHERY (I.D.NO.22223564) AND ZVI BEN-DAVID
(I.D.NO.56739030) who are duly authorized to sign on behalf of and bind the Company, whose address for the purposes of this agreement is at the "Hermon" Building, Sha'ar Yokneam, Yokneam and which for the sake of brevity is hereinafter called "The Lessee"

                                                               OF THE OTHER PART


WHEREAS The lessor is the owner or registered lessee, as the case may be, and is entitled to exclusive possession of land of an area of approximately 62,000 square meters (hereinafter - "THE LAND") which includes complete parcels and parts of parcels in Block 11098, except part of Parcel Nos. 21 & 82 - which are not registered in the name of the lessor, and which Soltam Ltd. which has sold the rights of title in the land to the lessor, has undertaken to purchase as well. and to transfer the rights of title or leasehold rights therein to the lessor.

AND WHEREAS       The land described above is in a zone, which is designated for industry under local outline plan 297c.

AND WHEREAS       The lessor has initiated a detailed plan for the establishment of an industrial park on the land, or on part thereof, and which is known as "Plan No.245BT/C - Yokneam Junction
                  Industrial Park", which was approved by the Northern Region, District Planning and Building Committee and which received final validation when approval was finally given in respect of the

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                  same to Amendment No.1 and with which the lessee intends to proceed and to initiate a further detailed plan including amendments and additions to the plan and to the aforesaid Amendment No.1.

AND WHEREAS       Among the buildings that are to be constructed in the
                  industrial park, the lessee is building on Parcel Nos. 48,49 as well as on Plot 101 which forms part of Parcel Nos. 50,79 and 80 - (in Musha) in Block 11098 containing a hi-tech industrial building known as "BEIT HERMON".

AND WHEREAS       The lessee wishes to take a letting of a net area of
                  approximately 1718 SQUARE METERS on Level 00 (the ground floor at a height of 3.60 meters) of "Beit Hermon" and a further area of 34.50 square meters situated in the vicinity of the aforesaid area, which is also on Level 00 (but at a height of about 2.50 meters) which are marked in yellow on the plans of the building which are attached to this agreement as APPENDIX
                  1, for the management of a factory thereon in accordance with the "object of the letting" as hereinafter defined.

AND WHEREAS       The lessee's factory is AN APPROVED ENTERPRISE UNDER THE
                  ENCOURAGEMENT OF CAPITAL INVESTMENTS LAW 5719-1959 - a matter that constituted a fundamental consideration in the lessor's decision to let the demised premises to the lessee and in determining the amount of the rent and the terms of the tenancy,

AND WHEREAS       The demised premises is situated in a new building the
                  construction of which will be completed in the year 5762
                  (2001), and that therefore the Tenants Protection Law
                  (Consolidated Version) 5732 - 1972 (hereinafter - "The Law" will not apply to the letting of the demised premises,

AND WHEREAS       The lessee requires the demised premises for the letting
                  period as defined in this agreement and in the event of the lessee exercising the option under the terms of this agreement
                  - also throughout the "extended letting period" and this - solely for the purpose of conducting at the demised premises a business of A HI-TECH PLANT FOR THE DEVELOPMENT, RESEARCH AND
                  PRODUCTION OF ADVANCED TECHNOLOGY PRODUCTS (above and hereinafter - "THE OBJECT OF THE LETTING"),

AND WHEREAS       The lessor wishes to grant a tenancy of the demised premises to the lessee and the lessee wishes to take a tenancy of the demised premises from the lessor, and to do so - by way of a tenancy that is not protected by any of the categories of The
                  Tenants Protection Laws, and including a tenancy which is not protected by the provisions of the Tenants Protection Law
                  (Consolidated Version) 5732-1972 - and in accordance with

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                  the terms and provisions of this agreement.

AND WHEREAS       The demised premises has never been let to a tenant and/or other persons for key money, and neither the lessee nor any third party has paid key money for the letting of the demised premises, to the lessor and/or any other consideration or sum which could be deemed to be key money in accordance with the definition thereof in the Law, and that it is accordingly stipulated and agreed between the parties that the protection of none of the categories of The Tenants Protection Laws shall be applicable to the tenancy and letting under this agreement.

AND WHEREAS       The lessee is prepared to take a tenancy of the demised
                  premises for the letting period specified in and on the terms specified hereafter in this agreement and to undertake to perform and comply with all the said terms and provisions of the agreement.

               IT IS ACCORDINGLY AGREED AND STIPULATED BETWEEN THE
                              PARTIES AS FOLLOWS:

PREAMBLE.

1.       The aforesaid preamble is part of the body of the agreement.

DEFINITIONS.

2.       In this agreement:

"THE LESSOR"-     Sha'ar Yokneam, a registered limited partnership No.55 -
                  001466-6

"THE LESSEE"-     GIVEN IMAGING LIMITED (COMPANY NO.512578022).

"AREA A OR
  THE LAND" -     Land of an area of 62,000 square meters (or thereabouts) in
                  Block 11098 which includes the Parcels known as Parcel Nos.
                  33, 34, 36, 37, 40,41,42,43,44,45,46,47, 48,49,and 50 - (in
                  their entirety) as well as parts (areas) of Parcels of the land known as Parcel Nos. 21, 22, 23, 24, 30, 31, 32, 35, 38,
                  39, 79, 80 and 82.

"THE DETAILED
  PLAN" A detailed plan called "Plan No.245BT/C - Yokneam Junction Industrial Park", which was approved by the Northern Region, District Planning and Building Committee on 18.9.95 and which was finally validated including amendments and additions that were and/or will be in the said plan in due course, and such other detailed or other plan that is approved in due course as regards areas of "the land" of the lessee.


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"INDUSTRIAL PARK
  OR THE PROJECT" -     An industrial park which the lessor is establishing on
                        AREA A in accordance with the detailed plan and which the lessor will add to and establish on other areas in accordance with such plans as are approved.

"THE BUILDING OR
   BEIT HERMON"-        A building for advanced industries (Hi-tech) of which a
                        plan is attached to this agreement APPENDIX 1, which is in the course of construction and will constitute part of "the industrial park".

"PUBLIC AREAS OR
   PUBLIC AREAS OF
   THE BUILDING"        All areas of "the building" on all such floors thereof
                        as shall be determined by the lessor and defined by the lessor from time to time as public areas that serve the whole of the building and its tenants and occupants, engine rooms, electricity rooms and such other rooms or areas of installations serving the whole of the building, access areas, corridors, passageways and any other areas provided that the same shall not be or intended to be delivered into the exclusive possession of one of the occupants of the building or users thereof. The lessor shall be entitled from time to time to add to the public areas of the building, or subtract areas from them and to make them available for the exclusive use of a tenant or particular occupant or user provided that the public areas of the building shall always be areas that serve or are intended to serve all the tenants or occupants of the building or on a particular floor level and provided further that the
                        (net) area of the demised premises shall not be thereby prejudiced and the lessee shall not be liable for any additional payment as a result of such a change, except for management fees, if applicable.

"THE DEMISED PREMISES"  The demised premises as defined hereafter in Clause 7 of this agreement.

"THE MANAGEMENT
   COMPANY" -           The lessor itself or the company that is formed by the
                        lessor or with which the lessor enters into a contract for the management, maintenance and provision of services of and to the "industrial park" and/or "the building", or a company to which the lessor assigns the management, maintenance and provision of services as aforesaid and all as the case may be and at the lessor's choice and at its sole and absolute discretion.

"THE MANAGEMENT
  CONTRACT" -           The management contract which is signed between the
                        lessor, (or the Management Company) and the lessee.

"THE TENANTS
  PROTECTION LAW"-      The Tenants Protection Law (Consolidated Version), 5732
                        - 1972.

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"THE ENCOURAGEMENT OF
  CAPITAL INVESTMENTS
  LAW"-                 The Encouragement of Capital Investments Law 5719 -1959.

"THE REPRESENTATIVE
  RATE OR THE
  REPRESENTATIVE RATE
  OF THE DOLLAR"-       The representative rate in New Shekels of the US Dollar
                        as last published by the Bank of Israel prior to the date of actual payment of each of the payments of the rent or any part of such payments which the lessee is bound to make and/or which the lessee is liable to pay to the lessor under the terms of this agreement, and all as the case may be. It is hereby agreed that the aforesaid payments shall be calculated and/or made all as the case may be, on the days on which no restrictions on trade in foreign currency are imposed and/or are applicable. In the event that such restrictions shall apply, the making of such relevant payment shall be postponed to the first business day following the date of payment, on which no such restriction on foreign currency trading has been imposed and/or applies as aforesaid and on which normal trading in foreign currency takes place in the commercial banks, and the relevant payment shall be made in accordance with the representative rate of the US Dollar in NIS, as published for the same business day on which the relevant payment is to be made. It is hereby clarified and agreed that the representative rate in NIS of the US
                        Dollar as determined by the parties for the purpose of calculating the rent is a rate of NIS 4.257 for each 1
                        US Dollar.

"THE INDEX OR THE
  CONSUMER PRICES
  INDEX"- The Consumer Prices Index, including fruit and vegetables, which is published by the Central Bureau for Statistics and Economic Research in respect of each relevant calendar month on the 15th of the subsequent calendar month, and if the aforesaid index ceases to be published for any reason - such other index, identical or as similar to it as is possible, replacing it and which is published by the Central Bureau for Statistics and Economic Research, or by such other duly authorized body that replaces it.

"THE BASE INDEX"-       The last Consumer Prices Index that was published on
                        15.10.2001 in respect of the month of September 2001 and which stands at 171.9192 points.

"THE PRESCRIBED INDEX"- The last published Consumer Index prior to payment of any of the amounts of the rent or prior to payment of any sum on account of the rent, or prior to any other payment under this agreement.


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"PLANS OF THE
  BUILDING"-            The plans that are attached to this agreement as
                        APPENDIX 1.

"PLANS OF THE
  DEMISED PREMISES"-    The plans that are attached to this agreement as
                        APPENDIX 2 and which could form part of the plans of the building - APPENDIX 1 and which are to be marked thereon.

"THE LESSEE'S WORKS"-   Works of adapting, additions and alterations to the
                        demised premises that are specified in APPENDIX 3 to this agreement, which the lessee will be entitled to carry out at the demised premises, as specified in and stipulated in Clause 9 of the agreement.

"COMPULSORY PAYMENTS"-  Taxes, Municipal taxes, levies and any other payment which must be made compulsorily by law.


APPENDICES.

3. The following appendices are attached to this agreement as an integral part thereof:

      APPENDIX 1 -            Plans of the building
      APPENDIX 2 -            Plans of the demised premises
      APPENDIX 2-1 -          Plan of the parking areas
      APPENDIX 3 -            Detailed breakdown of the lessee's  works/technical  specification of the lessee's works to the interior of the demised premises.
      APPENDIX 3-1 -          Technical specification of the demised premises to the cladding stage.
      APPENDIX 4 -            Photocopy   letter  of   approval   granted  to  the  lessee   under  the
                              Encouragement of Capital Investments Law
      APPENDIX 5 -            Form of "certificate of construction works insurance".
      APPENDIX 6 -            Form of "certificate of insurance of the demised premises"
      APPENDIX 7 -            THIS APPENDIX HAS BEEN CANCELLED.
      APPENDIX 8 -            Form of contract with the Management Company,
      APPENDIX 9 -            Signboards appendix
      APPENDIX 10 -           Certificate  of the lessee's  Attorney/Accountant  regarding  identity of persons duly authorized to sign for the lessee.

THE LESSOR'S DECLARATIONS.

4.     The lessor declares that:

       (a) It is the owner or the registered lessee, as the case may be, and person entitled to exclusive possession of the land of an area of 62,000 square meters approximately, comprised of Parcels and sub Parcels in Block 11098, except part of Parcel Nos. 21 and 82 which are not registered in the name of the lessor, and which Soltam Ltd., which has sold the rights

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              of title to the said land to the lessor, has undertaken also to acquire and to transfer the rights of ownership or leasehold title therein, to the lessor.

       (b) AREA A. is situated in a zone which is designated for industrial use under the local outline plan 297C and in respect of -------- which the detailed plan has been approved and which has been finally validated.

       (c) (c) It is establishing on AREA A, and also possibly on additional areas, an industrial park whose buildings, either wholly or partially are intended for letting and the building constitutes one of them. The building has been designated by the lessor for hi-tech industries.

       (d) (d) It is constructing the building in accordance with a building permit which has been lawfully issued in accordance with such plans as apply to the land and by law, and that "the object of the letting" as defined in the preamble to this agreement, comes within the framework of the permitted uses of the building and the demised premises in accordance with "the plans of the demised premises" .In addition the lessor declares that the external construction of the building and construction of the public areas therein and the installations appurtenant thereto have not yet been completed.

              The lessor further declares that after completion of the external construction of "Beit Hermon", completion of construction of the public areas, and the installation of the common installations appurtenant therein, the various demised premises on the various floor levels of "Beit Hermon" will be constructed in accordance with the requirements of the various tenants.

       (e) The lessor undertakes that construction of the external cladding of the demised premises, as defined in Clause 8(b) hereafter will be completed by no later than 1.12.2001 (development works and additional works being carried out in "Beit Hermon" and/or in the vicinity thereof will be completed within approximately a further 6 (six) calendar months).

       (f) That there is nothing that prevents the lessor from entering into the contract in this agreement.

       (g) A breach by the lessor of the aforesaid Clause 4 and/or of any of its sub-clauses shall be deemed to be a fundamental breach of this agreement.

THE LESSEE'S DECLARATIONS.

5.     The lessee declares that:

       (a) It has seen and has examined the detailed plan, the plan of "the building" and the plans of the demised premises, that he has visited "the land" and has seen the location that is intended for construction of the "industrial park" and the location of "Beit Hermon" which is in the course of construction and has found that the demised premises and "Beit Hermon

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              in which the demised premises is situated, are suitable for its requirements, for its plant and for "the object of the letting" and is prepared to and undertakes to take a letting of the demised premises and that it will not bring any claims or actions concerning the suitability of the building and the demised premises in respect of "the object of the letting" and to the lessee's requirements, and all subject to the declarations of the lessor as specified above in Clause 4, and save for claims concerning latent discrepancies.

       (b) The lessor has shown and informed the lessee that changes and additions are likely to occur in the "Beit Hermon Plans", which shall not impinge on the use of the demised premises and the opportunities for using the same, and the lessee agrees not to make any claims or complaints concerning the same provided that no changes are made in the plan of the demised premises without its PRIOR AND WRITTEN consent, and provided further that the reasonable use of the demised premises by the lessee for the "object of the letting" as provided in this agreement, shall not thereby be prejudiced.

       (c) The lessee's plant that is in future to be situated at the demised premises is and/or will by the date of receipt of possession of the demised premises under the terms of this agreement, be an approved enterprise under the Encouragement of Capital Investments Law. APPENDIX 4 to this agreement is a true photocopy of a letter of approval granted to the lessee's enterprise under the said law by the Investment Center. The said approval remains in force and has not been revoked and the lessee is continuing to comply with the terms thereof.

       (d) The lessee acknowledges that as its plant is an approved enterprise pursuant to the Encouragement of Capital Investments Law, the basic consideration taken into account by the lessor in considering whether to let the demised premises to the lessee and in determining the terms of such letting and that if such approval is not granted, or for as long as it is not granted or if it is revoked in the future or if the lessee's plant is not an approved enterprise under the Encouragement of Capital Investments Law, for any reason whatsoever, the basic rent will be increased by such (principle) sum in NIS as is equivalent on the date of signature of this agreement to $1 (one US Dollar) per square meter of the area of the demised premises, including its proportion of the public areas of "Beit Hermon" and which will be linked in its entirety to such increases as shall occur in the Consumer Prices Index from the date of publication of "The Base Index" until the date on which the "The Prescribed Index" is published prior to the date of actual payment.

              It is hereby clarified that the aforesaid increase in the rent shall only apply in respect of the relevant letting period in respect of which the lessee's plant is not considered to be "an approved enterprise" under the Encouragement of Capital Investments Law.

       (e) Subject to the demised premises being delivered into the possession of the lessee in accordance with the terms of this agreement, the lessee for its

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              part hereby declares and undertakes that it has seen, examined and inspected "the land", "Beit Hermon" and its plans, the demised premises and all such areas as are included therein and/or are appurtenant thereto, whether exclusively or in common with others and all their surroundings including the means of access thereto and the infrastructure thereof including connection to water, electricity, drainage and sewage, and that it has found the demised premises and all its constituent parts and infrastructure thereof to be in proper working order and suitable for all the lessee's requirements and purposes in respect of the use thereof in accordance with "the object of the letting" and that the lessee hereby completely, finally, fully and absolutely waives any claim as to defect and/or apparent discrepancies in connection with the aforesaid building and/or the demised premises and as regards the surroundings thereof and all subject to the lessor's declarations as specified above in Clause 4.

       (f) The commission of a breach by the lessee of this Clause 5 and/or of any of the sub-clauses and sub-paragraphs thereof shall be deemed to be a fundamental breach of this agreement.


THE TENANCY AND EXCLUSION OF THE TENANTS PROTECTION LAWS AS REGARDS THE LETTING.


6.

       (a) The lessor undertakes to let the demised premises to the lessee, following completion of construction thereof, and the lessee undertakes to take a letting thereof from the lessor, and to do so
              - by means of a tenancy to which the Tenants Protection Laws shall not apply, for the letting period specified in this agreement and on such terms as are stipulated in and are specified in this agreement. Possession of the demised premises shall be delivered to the lessee in accordance with the provisions specified hereafter in Clause 8.

       (b) The parties declare that on the date of signature of this agreement the construction of "Beit Hermon" and of the demised premises has not yet been completed, that they constitute "a new building" as the same is defined in the Tenants Protection Law (Consolidated Version) 5732-1972 - the construction of which will only be completed after signature of this agreement, and in any event after 5728 (20th August 1968) and will be let after such date, and that accordingly neither the Tenants Protection Law or any law replacing the same, nor any of the regulations and/or orders that have been made and/or will in future be made pursuant thereto, shall be applicable to the letting of the demised premises, and the lessee shall have no protection as afforded under the Tenants Protection Law and regulations thereunder, and shall make no claim pursuant thereto.

       (c) The lessee hereby declares that it is not paid any key money to the lessor for the demised premises and/or in connection with the letting which is the subject of this agreement, that it has not undertaken to pay any key money for the letting of the demised premises, that is has not participated in any

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              way in the construction of the demised premises and/or has not given any consideration in respect of the demised premises which could be deemed to be key money under the law, that it is aware that on the date of signature of this agreement the demised premises was in the exclusive possession of the lessor, that no other person or body apart from the lessor is entitled to such possession and that the Tenants Protection Laws, including "The Law" will not confer any protection whatsoever on the lessee as a protected tenant in respect of the letting of the demised premises in accordance with this agreement.

              In addition, and for the avoidance of doubt, it is emphasized and hereby agreed that investments in, building additions and improvements that are made to the demised premises by the lessee, if any, shall not in any way be deemed to be payment of key money for the demised premises and neither shall the same be deemed to constitute the giving of consideration to the lessor that could be deemed to be key money according to the law even if the same are left at the demised premises after the demised premises have been vacated by the lessee.

       (d) The lessee hereby expressly declares that it is aware that this agreement has been prepared in accordance with Sections 10 and 14 of "The Law" as the demised premises constitutes a new property and/or a property that has become vacant and/or will be vacant of any occupier apart from the lessor, prior to the commencement of the letting which is the subject of this agreement.

       (e) It is hereby agreed that a breach of this Clause 6 and/or a breach of any of its sub-clauses and sub-paragraphs thereof shall constitute a fundamental breach of this agreement.

THE DEMISED PREMISES.

7.     The demised premises is an area of approximately 1718 square meters
       (net), which is situated on Level 00 (ground floor) of "Beit Hermon", the height of the ceiling on this floor being approximately 3.60 meters and of an additional area of 34.50 square meters situated in the vicinity of the said area, on Level 00 of "Beit Hermon" but whose ceiling height in such area is approximately 2.50 meters only, and in all a total area of 1752.50 square meters and which is marked on the plan attached to this agreement as APPENDIX 2 delineating the extent thereof colored in yellow.

       The lessor hereby undertakes to allow the access of lorries to the demised premises for the purpose of loading and unloading and that for such purpose the lessor will install, in the rear section of the demised premises (on the north side), two rolling electrical doors of the "Panels" type of "Paz-Gal" (or equivalent value) for direct access from the unloading area to the interior of the demised premises.

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       Provided that for the purpose of calculating the rent which the lessee will be liable to pay to the lessor under the terms of this agreement, there shall also be added to the aforesaid area of the demised premises a further area of about 244 square meters constituting the share of the demised premises in the public areas of "Beit Hermon", and that the (gross) area of the demised premises, including its share of the public areas of "Beit Hermon" shall therefore be deemed to be an area of 1996.50 square meters. The area (gross) of the demised premises shall not be enlarged because of the parking spaces that are attached to the demised premises in accordance with the terms of this agreement.

       It is further agreed that 15 (fifteen) parking places shall be allocated to the lessee in the parking area on the open floor level of "Beit Hermon" as well as 30 (thirty) additional parking places which are marked on APPENDIX 2 - 1 in green color. The lessor and/or the Management Company shall also be entitled to change the location of the said parking places which have been allotted and/or are to be allotted from time to time to the lessee, and also to transfer them from "Beit Hermon" to another location which shall be situated not more than 150 (one hundred and fifty) meters from Beit Hermon". For the avoidance of doubt it is hereby declared that the monthly fee for use of one COVERED parking space shall amount to a monthly sum in NIS that is equivalent to a monthly sum of $65 (sixty five US Dollars) whereas the monthly rent for AN OPEN (non-covered) place shall amount to a monthly sum in Shekels equivalent to a monthly sum of $50 (fifty US Dollars) and all with the addition of lawful VAT. The aforementioned substitute parking spaces shall be situated in parking areas that are let in the "industrial park" and/or in a separate parking building which will be constructed therein at a distance of no more than 150 (one hundred and fifty) meters from "Beit Hermon".

       For the avoidance of doubt it is hereby agreed and declared that the said demised premises, together with all the said parking spaces that are allocated from time to time to the lessee shall be referred to in this agreement as "the demised premises".

       For the avoidance of doubt it is hereby agreed and declared that in determining the aforesaid area of the demised premises all the width of the external walls of the demised premises have been included in the area of the demised premises, as well as one half (1/2) of the widths of all the internal walls of the demised premises bordering on other demised premises in"Beit Hermon", but the entire widths of the partitions or the walls of the demised premises that border the public areas of "Beit Hermon", together with "the proportionate share" of the demised premises in the common property of "Beit Hermon".

       It is also hereby agreed and declared that the expression "the proportionate share" in this clause means: the proportionate share in the ratio that the area of the demised premises itself, excluding its share of the public areas, bears to the total area of all the areas that are let or that are intended for letting or exclusive use in the building even without parts of such public areas as aforesaid.

       It is hereby agreed that a breach of this clause - shall be deemed to be a fundamental breach of this agreement.

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DELIVERY OF POSSESSION OF THE DEMISED PREMISES TO THE LESSEE.

8.

       (a) The demised premises is to be built by the lessor and will only be delivered to the lessee when it has been constructed to the external cladding stage, with points for connection to the electrical, water and sewage systems, with an automatic sprinklers system having been installed in the whole area in accordance with the requirements of the fire brigade and which has been connected to the sprinkler's system of "Beit Hermon", with moving passenger elevators serving it, and when connection can be made to the refrigeration installations (chillers) which are to be installed on the roof of "Beit Hermon" (including a vertical pipe and piers with exit and entrance from and to the demised premises). The lessor shall also install at the demised premises, a complete system of toilet facilities for men and women to a high standard, including, INTER ALIA, floor tiling and ceramic walls, a decorative acoustic ceiling, suspended toilets with hidden flushing facilities, wash basins with granite surfaces and crystal mirrors and decorative light fittings.

              All the remaining works required for the lessee to adapt the demised premises to its requirements, including the erection of internal partitions, installation of air conditioning units within the demised premises, and the execution of electrical works, plumbing, water and drainage at the demised premises shall be carried out by the lessee and entirely at its own expense.

              Internal works at the demised premises, including its internal division, shall be undertaken by the lessee in accordance with the technical specification attached to this agreement as APPENDIX 3 and in accordance with the plans that shall be furnished by the lessee to the lessor by 1.2.2002 and which shall be subject to prior and written approval of the lessor which shall be given in accordance with the provisions specified hereafter in Clause 9

       (b) The date for completion of the construction of the external cladding of the demised premises and delivery of possession of the demised premises to the lessee with the demised premises built in accordance with the technical specification of the demised premises to the cladding stage, which is attached to this agreement as APPENDIX 3-1, shall be no later than 1.12.2001 (hereinafter - "DATE OF DELIVERY OF THE DEMISED PREMISES").

              It is further agreed that for a period of 3 (three) calendar months which shall be counted from the date of delivery of the demised premises, the lessee shall be exempt from payment of rent to the lessor and management fees to the Management Company in respect of its possession of the demised premises as such period of time is intended to enable the lessee to execute "the lessee's works" at the demised premises as specified hereafter in Clause 9.

       (c) Where notice has been given to the lessee that on "date of delivery of possession of the demised premises", "the building" as a whole will not yet be internally finished and complete, and that a part or parts thereof, or the systems serving such parts or parts thereof, will be constructed or installed subsequently, the lessee acknowledges and agrees to this, provided that within 3 (three) months which shall be counted from "date of delivery of possession of the demised premises" to the lessee, the external cladding of the demised premises and a reasonable and safe access way is completed and the lessor ensures that temporary or permanent connections of electricity, water and air conditioning to the demised premises have been made, and all subject to the provisions hereafter in Clause 8(g).

              For the avoidance of doubt it is hereby clarified and emphasized that the installation and operation of elevators in "Beit Hermon" will be completed by 31.1.2002.

              It is further hereby agreed and emphasized that on "date of delivery of possession of the demised premises" to the lessee under the terms and the provisions of this agreement the development works and works in the public areas of "Beit Hermon" will not yet be complete but that the lessor will take action so as to afford the lessee reasonable access to the demised premises in order to complete its construction and/or use thereof in accordance with the "object of the letting". The lessor undertakes to complete such development works in "Beit Hermon" within 6 months from date of delivery of possession of the demised premises.

       (d) The lessor shall notify the lessee of the date of delivery of possession of the demised premises by notice by telephone and in writing at least 7 days in advance. It should be made clear that the date of delivery of possession of the demised premises that is stated in such notice shall be no later than 1.12.2001 but this shall be subject to the provisions hereafter in Clause 37.

       (e) Before notice as aforesaid is given as to the "date of delivery of possession of the demised premises" and as a condition for delivery of possession thereof, the lessee shall furnish the lessor with all such certificates of insurance as the lessee is bound to produce in accordance with the provisions set out hereafter in Clause 16(b).

       (f) On such day and at such time as are specified in the lessor's notice as being the date of delivery of possession, the lessee shall attend at the demised premises in order to receive possession thereof and the lessor shall deliver up possession of the demised premises to the lessee at such time provided that the lessee has previously delivered to the lessor, post dated checks as security for full payment of the rent in the first year, as provided in Clause 12(a)(4) hereafter, if the same have not yet been delivered, and the lessee will also at such time furnish the aforesaid checks to the lessor as well as such bank guarantee as is required for the performance of the lessee's obligations under this agreement and as provided in this clause and hereafter in Clause 27.

       (g) At the time of the delivery of possession of the demised premises a Minute of such delivery and as to the condition of the demised premises shall be prepared (hereinafter - "Minute of Delivery".)

              In such "Minute of Delivery" all such matters as require to be completed or repaired, if any, shall be stated and the lessor will complete the repair thereof as soon as possible and within 7 days from the date of delivery of the demised premises even though the demised premises is then in the possession of the lessee. The provisions of this clause are conditional on such defects as prevent the execution of the "lessee's works" at the demised premises being repaired by the lessor prior to delivery of possession of the demised premises to the lessee and in such a case the date of delivery of possession of the demised premises shall be deferred until completion of such repairs as aforesaid and the foregoing provisions of Clause 8(b) shall apply.

       (h) Without derogating from the provisions of Clause 8(g) above, if the lessee does not attend as provided above to receive possession of the demised premises at such date and time as has been notified to him as aforesaid (other than if the lessor previously agrees in writing to change the aforesaid date), the "Minute of Delivery" shall be prepared in the absence of the lessee, noting that the demised premises being ready for delivery, the readiness of the lessor to deliver up possession thereof to the lessee and the failure of the lessee to appear to receive it. Such Minute shall serve as prima facie proof of the correctness of the foregoing matters set out therein and possession of the demised premises shall be deemed to be delivered to the lessee and the commencement of the "letting period" shall be deemed to have commenced on the same day on which the lessee actually receives possession of the demised premises on what ever date it may be and provided that possession of the demised premises shall be delivered to the lessee immediately upon his attendance to receive the same as aforesaid.

       (i) If the lessee does not furnish the checks to secure payment of the rent as provided in Clause 12(a)(4) hereafter, or does not provide the securities and guarantees for the due performance of its obligations as provided in Clauses 8(f) above and 27 below, in that event the lessee shall not be entitled to receive possession of the demised premises for as long as it has not furnished the lessor with all such checks and guarantees, even if the lessee attends at such date and time as has been prescribed as the date of delivery of the demised premises, and the lessee shall be deemed to have not attended to receive possession of the demised premises until such checks and guarantees are furnished by the lessee as aforesaid.

       (j) Without derogating from the provisions of this agreement, the day that has been prescribed in the lessor's notice as the date of delivery of possession of the demised premises shall be deemed to be the date on which the letting commences, whether or not the lessee has attended in order to receive possession of the demised premises and all the lessee's liabilities under this agreement, including those for payment of the rent (subject to the foregoing provisions of Clause 8 (b)), compulsory payments, and the other payments for which it is liable under this agreement shall apply from that date unless the lessor has agreed to fix another date for the delivery of possession and has issued a further written notice to the lessee, in which case that day shall be the date of commencement of the letting.

       (k) If for any reason connected with the lessee the aforementioned "Minute of Delivery" is not prepared, in such event actual receipt of delivery of the demised premises by the lessee shall be deemed to be confirmation on the part of the lessee and as prima facie proof that the demised premises has indeed been delivered to the lessee by the lessor in accordance with the provisions of this agreement and to the complete satisfaction of the lessee.

       (l) It is hereby agreed that a breach of this Clause 8 and/or a breach of any of its sub-clauses and sub-paragraphs shall be deemed to be a breach of this agreement.

THE LESSEE'S WORKS AT THE DEMISED PREMISES.

9.

       (a) The parties hereby agree that the lessee shall be entitled to complete the internal construction of the demised premises when it has been delivered to the lessee in a condition of finish of the external cladding stage, as provided above in Clause 8, and to execute therein all the interior works including erection of internal partitions and also to carry out adapting works to the demised premises, additions and other works, which shall be specified in APPENDIX 3 to this agreement, in order to adapt the demised premises to its requirements. The lessee hereby undertakes that the works that are to be undertaken by it at the demised premises shall be of a high standard, backed by the use of materials approved solely in accordance with the Israeli Standard, conforming exactly, and subject as hereinafter provided, to the plans and specifications that are approved in writing by the lessor and/or by its duly authorized representative and shall be undertaken strictly in full compliance with and observance of all the laws and statutes that are relevant to the execution of such works.

              Changes that are not substantive in relation to what is specified in Appendix C including a departure of up to 5% from the same - shall not oblige the lessee to obtain further prior approval from the lessor provided that the lessee shall report in writing to the lessor about any change and/or departure in relation to those specified in APPENDIX C to this agreement.

              The lessor will permit the lessee to enter the demised premises in order to execute the lessee's works at the demised premises commencing from the date specified in Clause 8(b) above.

              In addition to the foregoing provisions of Clause 8 (a) and 8(b), it is hereby agreed that the lessee shall be entitled to execute further works, changes or additions within the area of the demised premises (hereinafter - "the lessee's works") subject to the following provisions.

       (b) Plans of the "lessee's works" and their technical specification shall be delivered to the lessor at least 45 (forty-five) days before the date of commencement of execution of "the lessee's works" at the demised premises and shall require the lessor's prior and written approval.

              The lessor shall not refuse to grant its approval for "the lessee's works", its plans or specification other than on reasonable grounds. The response of the lessor's engineer shall be given within 30 (thirty days) from the date on which the lessee delivers such plans for the execution of the lessee's works at the demised premises, to the lessor.

              In addition, the lessor's engineer may and is duly authorized to give appropriate instructions to the lessee if it is apparent that "the lessee's works" at the demised premises do not conform with such plans and/or specification and/or the terms of this agreement, and this - without imposing any obligation and/or liability on the lessor in respect of the same. The lessee for its part hereby undertakes to comply with such instructions immediately on receipt thereof.

       (c) The lessor shall accede to a request of the lessee to permit him to carry out the "lessee's works" at the demised premises, or any part thereof, commencing from "the date of delivery of possession of the demised premises" to the lessee and subsequently, only if all the following pre-conditions are fulfilled and subject to the performance thereof.

              (1) The lessee furnishes the lessor with a "construction works insurance" certificate, as provided in Clause 16(b)(1) hereafter.

              (2) The lessee makes the first payment of rent to the lessor, as provided hereafter in Clause 12(a)(3) and also furnishes a "insurance of the demised premises" certificate as provided hereafter in Clause 16(b)(2), prior to being permitted to commence the execution of any of the lessee's works at the demised premises.

              (3) The lessor's engineer previously confirms and in writing that the execution of the lessee's works, or that part of such works as are approved, will not cause any disturbance, delay or inconvenience to the construction works of the demised premises itself.

                     The decision of the lessor's engineer on the subject in question including his decision not to permit the execution of the lessee's works before delivery of possession or that only some of them may be carried out, shall be final and shall not be the subject of any argument or appeal against such decision, unless the lessee views such decision as having been given on unreasonable grounds.

              (4) The lessee shall effect all such insurance cover as shall be necessary and proper to effect pertaining to the execution of the lessee's works in the aforementioned circumstances as determined and required by the lessor in accordance with the provisions of this agreement, including contractor's insurance, third liability insurance, employer's insurance and the lessee shall furnish the lessor with a certificate by the insurer that all the aforementioned insurance cover has been effected, such certificate to be in the form attached to this agreement as APPENDIX 5. In addition the lessee undertakes to furnish the lessor with all such insurance policies as have been issued, or true photographic copies thereof, within 60 (sixty days) which shall be counted from the date of receipt of possession of the demised premises.

              (5) The lessee will make payment to the lessor in advance, or will undertake to do so, or instead of the lessor, all at the option of the lessor, of all such additional payments as shall be required by contractors or other operators who carry out works for the lessor at the demised premises or in "Beit Hermon", in respect of which the lessee is authorized to execute "the lessee's works" or any part thereof that is approved prior to the completion and delivery of works to the demised premises or the building or due to additional works or trouble or delays that are caused to them as a result of "the lessee's works", except where such request for payment is made on unreasonable grounds. In the event of dispute as to the reasonableness of such a request a final and binding decision shall be made in respect thereof by a qualified land assessor who shall be appointed jointly by both parties.

       (d) "The lessee's works" which are executed at the demised premises commencing from "the date of delivery of possession of the demised premises" and thereafter, and which will permanently connect the demised premises, shall be treated in the same way as changes or additions that the lessee has made in the demised premises, with the agreement of the lessor, within "the letting period" as provided hereafter in Clauses 19(a) to 19(d), and they shall become the property of the lessor at the end of the tenancy which is the subject of this agreement, without consideration, unless the lessor requests that they be removed, or partially removed at the end of the tenancy which is the subject of this agreement, and in that event - the lessee shall be bound to remove all the lessee's works, or such part of them as it has been asked to remove, and to restore the demised premises to the condition that it was in, or that it should be in under the terms of this agreement in accordance with the relevant appendices thereto.

       (e) It is hereby agreed that a breach of this Clause 9 and/or a breach of any of the sub-clauses thereof shall be deemed to be a fundamental breach of this agreement.


THE OBJECT OF THE LETTING AND THE USE OF THE DEMISED PREMISES.

10. The lessor hereby lets the demised premises to the lessee and the lessee hereby takes a tenancy of the demised premises and does so solely for "the object of the letting" that is specified in the preamble to this agreement.

       The lessee shall be entitled to use the demised premises solely for "the object of the letting" and shall not be entitled to use the demised premises, or any part thereof, or permit the same or any part thereof to be used for a purpose which is not the aforesaid "object of the letting" without the previous and written consent of the lessor thereto.

       The lessee further hereby undertakes not to make any change in the "object of the letting" without obtaining the prior and written consent of the lessor thereto.

       It is also agreed between the parties that subject to the provisions hereafter in Clause 32, a breach of this clause shall be deemed to be a fundamental breach of the agreement which will confer on the lessor the right to claim the immediate eviction of the lessee from the demised premises without prejudice to any other rights of the lessor under this agreement and/or by law.

THE CONTRACTUAL PERIOD.

11

       (a) Subject to the foregoing provisions of Clause 8(g) the parties hereby agree that the letting period of the demised premises in accordance with the terms of this agreement is for a total period of 63 (sixty three) months only, commencing 1.12.2001 and terminating on 28.2.2007 (hereinafter - "THE LETTING PERIOD".

       (b) The lessee is hereby granted an option (hereinafter- "THE OPTION") to extend the "the letting period" for an additional period totaling 60 (sixty) months, commencing on 1.3.2007 and terminating on 28.2.2012 (hereinafter - "the extended letting period"), provided that this is on condition that the lessee gives prior written notice to the lessor by 31.8.2006 (namely - at least 6
              (six) months prior to the date of expiration of the "letting period", by virtue of which the lessee fully exercises its right under "the option", and extends the "letting period" until the expiration of the "extended letting period".

       (c) For the avoidance of any doubt it is hereby agreed and emphasized that in addition to the conditions referred to above in Clause 11(b) the parties hereby agree that the lessee shall not be entitled to continue the tenancy in accordance with "the option", and shall not be entitled to any extension of the tenancy that is the subject of this agreement, if the lessee does not perform the principal terms of this agreement in their entirety and on the due dates and including if the lessee does not make payment in full of all such payments and rent which it has undertaken to pay in accordance with the terms and provisions of this agreement.

              Provided that lateness in giving notice regarding exercise of "the option" and/or in making of any payment of rent, which does not exceed 15 (fifteen) days from the date prescribed as the date for payment of such relevant payment under the terms of this agreement
              - shall not deprive the
              lessee of the right to continue the tenancy in accordance with "the option" and in accordance with all the other terms of this agreement.

       (d) It is hereby agreed and emphasized that all the provisions of this agreement as regards the letting in "the letting period" shall be applicable to the letting during the "extended letting period", provided that this shall be subject to such changes as apply as regards the level of the rent during the "extended letting period", or as the case may be, and in accordance with the terms of this agreement.

       (e) The lessee shall not be entitled to shorten the "letting period" and/or the "extended letting period" in the event of the option being lawfully exercised in respect of the same in accordance with the terms of this agreement and all this - without receiving the previous written consent to the same from the lessor.

              It is further hereby agreed that if the lessee leaves the demised premises for any reason whatsoever before the end of the "letting period" or before the end of "the extended letting period" as the case may be, and does so without obtaining the previous and written consent from the lessor, in such event and in addition to all the provisions in this tenancy agreement the lessee shall be bound to continue paying the rent in full to the lessor as specified hereafter in this agreement for all the remainder of the "letting period", and if the option is exercised - also for all the remainder of "extended letting period", all as the case may be.

              It is hereby clarified and agreed that the foregoing provisions of this sub-clause shall not apply in a case in which the lessee lawfully rescinds this agreement, in accordance with the provisions thereof or by law.

       (f) For the avoidance of any doubt it is hereby expressly agreed and stipulated that the obligation of the lessee to take a letting of the demised premises throughout the letting period, and in the case of exercise of "the option" by the lessee - also throughout the extended letting period, including the lessee's obligations to pay the rent to the lessor and all such other payments as are due to the lessor under this agreement, throughout "the letting period" and in the case of exercise of "the option" - also throughout the extended letting period, as well as the lessee's obligations to pay all such other taxes, municipal taxes, levies, compulsory payments and various payments that it must pay under this agreement to the authorities or to a third party, shall continue to remain in force until the end of the "letting period", and in the event of exercise of the "the option" by the lessee - also to the end of "extended letting period", and the lessor shall be entitled to compel the lessee to make all such payments and the lessee shall be bound to continue to pay them until the end of the "letting period" and in the case of exercise "the option" by the lessee - also until the end of the "extended letting period" even where the lessee gives notice of termination of the letting and even where the lessee vacates the demised premises or any part thereof or ceases in practice to use the same, before the end of the relevant period. Provided that the foregoing provisions of this sub-clause shall not apply as regards a case in which the lessee duly rescinds this agreement, whether under the provisions of this agreement or by law.

       (g) Where the lessee vacates the demised premises or any part thereof, or ceases in practice to use the same, prior to the end of the relevant letting period, as provided in Clause 11(f) above, but except in a case of the lawful rescission of this agreement by the lessee, the lessor shall act in good faith in letting the demised premises that has been vacated or any part thereof which is vacated by the lessee, to another tenant, and the lessee's obligations to continue to pay the rent under this agreement shall even then continue to remain in force until the end of the letting period, and in the event of exercise of the "option" by the lessee, also until the end of the "extended letting period", except that in such a case the lessor shall deduct from such sums as the lessee is liable to pay under the terms of this agreement, all such amounts as are paid by the new tenant in respect of the same liabilities up to the amount of the rent for which the lessee is liable under the terms of this agreement.

       (h) Nothing by virtue of the foregoing provisions of Clauses 11(e), 11(f) and 11(g) shall impose any liability on the lessor to let the demised premises or any part thereof in the event that it is vacated by the lessee earlier than the end of "the letting period" and in the event of exercise of "the option" by the lessee - where the demised premises are vacated by the lessee earlier than the end of the "extended letting period" as aforesaid, and the lessor shall be entitled to enforce the tenancy agreement against the lessee and to treat the lessee as being bound to comply with all such obligations and liabilities for which the lessee has accepted responsibility, until the end of "the letting period" and in the event of exercise of "the option" by the lessee - until the end of "extended letting period", without having to attempt to re-let it to another tenant.

              It is further hereby clarified and agreed that the provisions of this sub-clause shall not apply in a case in which the lessee lawfully rescinds this agreement either in accordance with the provisions of this agreement or by law.

              In the event that the demised premises or any part thereof that is vacated by the lessee prior to the end of the relevant letting period, is let to another tenant as provided in Clause 11(g) above, this shall not be deemed to be a waiver by the lessor of any of such rights as are available to it under this agreement, or any of them, and the lessor shall be entitled to claim compensation from the lessee for any damages caused to the lessor as a result of such a breach of this agreement by the lessee.

       (i) A breach of this Clause 11 and /or a breach of any of the sub-clauses thereof shall be deemed to be a fundamental breach of this agreement.

THE RENT - THE AMOUNTS THEREOF, TERMS AND DATES OF PAYMENT

12.

       (a) The lessee hereby undertakes to pay the rent to the lessor for the demised premises as follows:

              1. (a) The lessee shall be exempt from payment of the rent and management fees for the first 3 (three) months of "the letting period".

                 (b) The monthly rent for each and very one of the further
                     successive 60 months of the "letting period" shall amount to a monthly (principle) sum of NIS 89,019 (eighty-nine thousand and nineteen new shekels).

                     These entire monthly rents shall be fully linked to such rises as occur in the Consumer Prices Index in accordance with the details specified hereafter in this agreement, and VAT shall be added thereto in accordance with the details specified hereafter in Clause 22 (d). The lessor shall furnish a lawfully raised tax invoice to the lessee immediately after payment has been made.

              2. The monthly rent for each of the 60 (sixty) months of the "extended letting period" shall amount to a monthly (principle) sum of NIS 97,921 (ninety seven thousand nine hundred and twenty one new shekels) (namely an increase of 10% to the (principle) amount of the rent specified in Clause 12 (a) (1) (b) above).

                     These entire monthly rents shall be fully linked to such rises as occur in the Consumer Prices Index in accordance with the details specified hereafter in this agreement, and VAT shall be added thereto in accordance with the details specified hereafter in Clause 22 (d). The lessor shall furnish a lawfully raised tax invoice to the lessee immediately after actual payment has been made of each any every payment to the lessor.

              3. The rent which the lessee is liable to pay to the lessor in accordance with the terms of this agreement, both for the letting of the demised premises for the whole of the "letting period" and in the event of exercise of "the option" by the lessee in accordance with the terms of this agreement - also for the letting of the demised premises throughput the "extended letting period" - shall be paid by the lessee to the lessor in continuous and successive quarterly payments, on each occasion by payment of the rent in full in advance for 3 (three) months letting.

                     The first payment, for payment in advance of the full rent for the first quarter of the "letting period" shall be paid by the lessee to the lessor on the date of signature of this agreement, whereas the payment dates of all the other remaining quarterly payments which the lessee is liable to make to the lessor under the terms of this agreement shall be on the 1st (first) day of each of the calendar months of March, June, September and December and which shall apply with effect from the end of eight months from the date of delivery of possession of the demised premises and until the end of the letting that is the subject of this agreement in accordance with all the terms and provisions of this agreement.

                     If the "letting period" commences or comes to an end in the middle of one of the aforesaid 4 (four) calendar quarters - then the rent shall be paid by the lessee to the lessor for the actual letting period in that quarter.

              4. In order to facilitate the collection of the full amount of the rent which the lessee is liable to pay to the lessor and/or which he will be liable to pay to the lessor in accordance with the terms and provisions of this agreement, the lessee shall deliver to the lessor, by no later than 14 (fourteen) days prior to the commencement of each relevant 12 (twelve) calendar months letting period, 4 (four) checks signed by the lessee, made out to the order of the lessor and for the full total of the rent, index linked in accordance with the terms of this agreement, which relates to the same 12 (twelve) relevant calendar months of the letting, except for the last payment which shall be for a total of three months letting.

                     It is hereby clarified that the rent that is to be actually paid to the lessor on the date of signature of this agreement shall be linked to "the index".

                     The payment dates of the aforementioned checks shall coincide with the payment dates specified above in Clause 12 (a) (3).

                     Differentials linked to the Consumer Prices Index shall be applicable because of the linkage of the full rental payments to such rises as occur in the Consumer Prices Index in accordance with the details specified below in Clause 13 and shall be paid in full by the lessee to the lessor, and in practical terms on the payment dates for the payments referred to above in Clause 12 (a) (3).

                     For the avoidance of doubt it is hereby agreed and emphasized that delivery of the aforesaid checks to the lessor shall not in any way be deemed to be any payment whatsoever on account of the rent which the lessee is liable to pay and/or which it will become liable to pay to the lessor under the terms of this agreement, and that only the actual payment in full of the amount of the said checks in the lessors hands shall deemed to be payment on account of such rent as is due to the lessor from the lessee in accordance with the terms and provisions of this agreement.

                     A check that is given as security for a payment which will actually be made by the lessee by way of bank transfer to the lessor's account - shall be returned by the lessor to the lessee after the lessor's account is actually credited with the relevant payment in respect of which the relevant check was given as security.

       (b) The parties hereby agree that in any case in which the lessee is late in making any payment of those payments of rent which the lessee has undertaken to pay to the lessor in accordance with the terms and provisions of this agreement, and which is late for a period that exceeds 90 (ninety) days from the prescribed date for the making of such payment under the terms and provisions of this agreement, as the case may be, and notwithstanding that the lessee has received a 14 (fourteen) days written warning about the same from the lessor, then in such circumstances of such lateness in payment as aforesaid, the full balance of the rent due to the lessor under this agreement shall become payable for the 12 (twelve) subsequent months of the letting which shall be counted from the date on which the relevant default in payment occurs, of the rent for which the lessee is liable to pay the lessee under the terms and provisions of this agreement, and the lessee shall be bound, without any further delay, to pay the lessor the full amount of the rent that it undertook to pay to the lessor under this agreement in respect of that same 12 (twelve) relevant letting months.

       (c) For the avoidance of any doubt, the parties agree that the lessee shall be liable to pay the lessor the full rent that is due from it to the lessor under this agreement for the rental of the demised premises, even if the lessee has not made any use of the demised premises.

              It should be made clear that the provisions of this sub-clause shall not be applicable in respect of a case in which, the lessee has lawfully rescinded this agreement.

       (d) Without prejudice to the right of the lessor to rescind the agreement as a result of a fundamental breach in any case in which any of the amounts of the rent has not been paid by the lessee on time, as aforesaid, and subject to the provisions hereafter in Clause 32, the parties agree in any case of late payment of the rent which exceeds 7 (seven) days, or default in the payment of a check given as security for the same, the amount in arrears shall bear interest at the maximum rate charged at that time by Bank Hapoalim Ltd. on overdrafts which are in excess of an approved credit framework, or, at the election of the lessor, the amount in arrears shall bear index linked differentials with the addition of interest at the maximum permitted rate for linked value loans in accordance with the Interest (Fixing of the Maximum Interest Rate) Order 5730-1970 - , or any other order replacing it, or where there is no longer any such order in force - interest at the maximum rate charged on the relevant date by Bank Hapoalim Ltd. on liabilities in arrears that are linked to "the index".

              The charging of interest on arrears shall be made to the effect that such interest is added to the payment which the lessee is liable to make to the lessor following the date of the payment that is in arrears, and shall be deemed, together with such subsequent payment and index linked differentials in respect thereof, to be "principle' for the purposes of calculation of such interest on arrears in the future.

              Nothing by virtue of the foregoing provisions of Clause12 shall be construed as conferring any right on the lessee to be in arrears with any payment of rent under this agreement.

       (e) A breach of this Clause 12 and /or a breach of any of the sub-clauses and/or sub-paragraphs of the sub-clauses thereof shall be deemed to be a fundamental breach of this agreement.

LINKAGE OF PAYMENTS TO RISES IN THE CONSUMER PRICES INDEX

13

       (a) The parties hereby agree that all payments of the rent which the lessee is liable to pay to the lessor under this agreement, including the rent referred to above in Clause 12, and the sub-clauses thereof, and sub-paragraphs thereof shall be paid by the lessee to the lessor linked entirely to all rises that occur in the Consumer Prices Index to the effect that if the rate of the Consumer Prices Index last published before the date for payment in full and in practice of any of the aforesaid payments to the lessor which the lessee has undertaken to pay to the lessor under the terms of this agreement, or as the case may be, (hereinafter - "THE NEW INDEX"), increases as compared with the rate of the Consumer Prices Index which was published on 15.10.2001 for the month of September in the year 2001 (hereinafter - "THE BASE INDEX"), the lessee will make all such payments to the lessor as are referred to in Clause 12 above and in its sub-clauses and sub-paragraphs, with increases in such payments in the same proportion as that by which the rate of the "New Index" rises in comparison with the rate of the "base index", and all this as the case may be, and having regard to the date of full and actual payment to the lessor of each and every one of the aforesaid payments.

              If the rate of "new index" is reduced as compared to the "base index" all the monthly payments of rent (principle) referred to in the aforementioned Clause 12 (including its sub-clauses and sub-paragraphs) shall be paid without any reduction therein.

       (b) Notwithstanding the foregoing and for the avoidance of doubt it is hereby agreed and emphasized between the parties that in no case shall the amount of any payment which the lessee is liable to make to the lessor be reduced in respect of (principle) rent which is the subject of the letting under this agreement, specified in Clause 12 above.

       (c) The expressions "Consumer Prices Index" or "Cost of Living Index" or "Index" referred to in this agreement mean as follow: - Consumer Prices

              Index, as defined in the preamble in this agreement. In the absence of an index that is published by the Central Bureau for Statistics and Economic Research, or such other body as replaces it and which determines the relationship between the other index to the one it replaces, the said relationship shall be determined by an Accountant who shall be appointed by the Head of the Israel Certified Public Accountants Institute.

              It is further hereby agreed and emphasized that in any case of an "administrative freeze" of "the index" or in any case for whatever reason that the "index" is not published in the manner specified above, in such event the rate of the relevant cost of living index shall be determined by such Accountant as aforesaid.

       (d) The parties agree that all rent which the lessee is liable to pay to the lessor under all the terms and provisions of this agreement shall be linked to such rises as occur in the Consumer Prices Index as specified above in this agreement.

              For the avoidance of doubts it is hereby agreed and emphasized that lawful VAT at such rate as is applicable on the date of payment and in practice to the lessor shall be added to all the aforesaid payments of the rent that are made on account of rent to the lessor which the lessee is liable to pay to the lessor in accordance with all the terms and provisions of this agreement. The lessee shall pay VAT to the lessor against receipt of a duly raised tax invoice. The lessee shall pay such VAT to the lessor on such date as is specified hereafter in Clause 22(d).

       (e) It is hereby agreed that a breach of Clause 13 and/or a breach of any of its sub-clauses and/or sub-paragraphs of such sub-clauses shall be deemed to be a fundamental breach of this agreement.

PERMITTED USES, PROHIBITED USES AND CLEANING OF WASTE AT THE DEMISED PREMISES.

14

       (a) The lessee shall be entitled to use the demised premises solely for "the object of the letting" as defined above, and for no other use whatsoever unless the lessee obtains the previous written approval from the lessor to change "the object of the letting".

              Apart from the use of the demised premises and the parts appurtenant thereto, and the common property of "Beit Hermon" and of the "Industrial Park" the lessee shall not be entitled to use any other parts of Beit Hermon and/or "the Industrial Park".

              Furthermore, the lessee shall not be entitled and shall not be authorized to permit any third party, including also the servants agents and/or representatives of such third party, and including its employees, contractors and /or sub-contractors, its invitees, customers and any licensees who come to the demised premises and./or are present at the demised premises on behalf of such person to make any use whatsoever of the demised premises other than in accordance with "the purpose of the letting" and/or to make any use of any other parts of Beit Hermon and/or the Industrial Park.

       (b) In addition and without derogating from the generality of all the foregoing, the lessee hereby undertakes as follows:

              1. Not to allow its employees to, and to use its best endeavors to prevent its customers and suppliers from parking vehicles and cars in the industrial park other than in the parking area that is marked in green on the car parking plan which is attached to this agreement as APPENDIX 2 -1 or in such other alternative parking area which is allocated to the lessee in accordance with the provisions of Clause 7.

              2. Not to place any goods, equipment, merchandise, stock, chattels, items of furnishings, packaging material and packaging equipment and refuse of any kind, outside the area of the demised premises.

       (c) The lessee hereby undertakes to strictly maintain proper and good neighborly relations with all the other tenants and/or users and occupants of demised premises and/or units that are contained within "Beit Hermon" and/or in "the project", and in addition also to strictly adhere to the preservation of the good order and cleanliness of the area of the demised premises and all such other areas as are intended for the use of the lessee and/or the use of all his representatives and/or agents under the terms of this agreement.

              The lessee also undertakes not to cause, or permit to be caused, any disturbance and/or unreasonable congregating of persons and/or nuisance in the said demised premises and/or in "Beit Hermon" and/or in "The Industrial Park".

              The lessee further hereby undertakes to furnish the lessor, in the event that the lessor requests that he do so as a result of a demand and/or complaint made to the lessor, certificates of confirmation of the Ministry of Health and of the Ministry for the Quality of the Environment that the lessee's enterprise that is being conducted at the demised premises meets all such standards of the aforementioned Ministries in relation to the emission of waste and/or pollutant materials into the environment.

       (d) The lessee is responsible for the storage of all waste from its plant and all its other garbage or refuse, or from its plant which is not normal office refuse, including that which contains pollutant and/or contaminated materials and for their removal from the demised premises and from the area of the "Industrial Park" without delay, and the lessee shall also be bound to ensure entirely at its own expense that the same are stored in suitable and separate containers for the storage of such refuse and garbage from its plant until they are removed from the site, and the evacuation and removal of such refuse and garbage from the area of the "Industrial Park" as soon as possible, and this without causing any disturbance to the use of tenants occupants and other users in "Beit Hermon" and in "the Industrial Park", and in coordination with the local authority and the lessor.

              Notwithstanding the foregoing, non pollutant waste and waste that does not contain poisonous and/or dangerous materials and which is not normal office refuse, in average monthly quantities that shall be calculated according to the average amount of monthly refuse of the general body of tenants and/or users of the units in "Beit Hermon" and in the proportion that the area of the demised premises bears to the areas of the general body of the units in "Beit Hermon" - shall be removed by the Management Company.

       (e) It is hereby emphasized and agreed that all supply of petroleum fuel and/or gas to the demised premises shall be subject to receipt of previous and written approval thereof from the lessor.

       (f) A breach of the aforesaid Clause 14 and/or of any of its sub-clauses shall be deemed to be a fundamental breach of this agreement.

LICENSING, LAWFUL USE AND CONDUCT OF BUSINESS AT THE DEMISED PREMISES.

15.

       (a) The lessee hereby undertakes to use and manage the demised premises in accordance with the requirements of any law, statute, regulations and such other municipal and other by-laws as apply and/or will be applicable as regards business premises, according to the nature of the business that is to be managed by the lessee at the demised premises in accordance with the "object of the letting".

              The lessee undertakes to comply with the provisions of all such laws, regulations, by-laws and instructions LAWFULLY MADE by the competent authorities regarding the demised premises and the conduct of the lessee's business at the demised premises, including all such regulations and standards as apply and/or will be applicable from time to time concerning matters of safety, security, fire prevention, safety at work, quality of the environment, cleaning and sanitation, prevention of nuisance, and any other matter and also as regards the compliance with any regulation or instruction lawfully issued concerning any matter whatsoever.

              The lessee hereby further undertakes to obtain, entirely at its own expense all such approvals, permits, licenses which may be required, if at all, by all the competent authorities for the conduct of its business in the building of the demised premises and to make, to the extent that the same is necessary and required by law - all such payments without exception that are incidental thereto.

              The lessor for its part shall cooperate in good faith, in the event that it is requested to do so by the lessee, and sign all such applications and documents as may be required in order to obtain all such permits, approvals and licenses as may be necessary for the conduct of the lessee's business at the demised premises. Without derogating from the foregoing, the lessor undertakes that up to and no later than 31.1.2002, the lessor will have obtained Form 4, including the following approvals:

              1.     Approval from the Fire Authorities.
              2.     Approval from Home Front Command.
              3. Approval from the Ministries of Health and Quality of the Environment - if required.

              In the event that it is not possible for the lessee to obtain all such permits, approvals and licenses as are required by law for the conduct of his business due to the non-receipt of the aforementioned Form 4 by 31.1.2002, the lessee shall be entitled to terminate this agreement after giving and additional 3 (3) months advance written warning, and all without derogating from such remedies as are available to the lessee by law, and provided that the lessee does not receive the said Form 4 in relation to the demised premises within such additional 3(3) months, which shall be counted from the date of the giving of such warning to the lessor.

       (b) In addition, and without derogating from the foregoing provisions of Clause 15(a), and for the avoidance of any doubt, it is hereby agreed and emphasized that the entire and sole responsibility for the conduct of business and/or use of the demised premises without a license, permit and/or any approval, should such a situation arise, shall be that of the lessee and it is the lessee who shall pay any fines that are imposed, if at all as a result thereof, and the lessee shall indemnify the lessor for any expense and/or payment and/or fine for which the lessor is lawfully charged with payment by any third party including by a Court and/or other competent authority in respect and/or as a result of the conduct of the lessee's business in the demised premises building without a business license and/or without obtaining any other lawfully required permit and/or approval. The obligation of indemnity as aforesaid is conditional on the lessor having notified the lessee of the existence of a demand and/or claim and/or liability and affording the lessee an opportunity, in so far as the same is within the lessor's control, of defending the same.

       (c) Without derogating from the foregoing provisions of Clause 15(a) it is hereby agreed and emphasized that the lessee shall be liable for payment in full of the rent for the letting of the demised premises even if it does not actually use the demised premises as a result of the failure to obtain all such approvals permits and licenses as are and/or may in future be required by law from time to time, and by all the competent authorities for the conduct of its business at the demised premises and the use of the demised premises in accordance with the "object of the letting" and in accordance with all the other terms and conditions of this agreement, and all in the case of failure to obtain such licenses and/or approvals an/or permits arising from reasons not within the lessor's control.

       (d) A breach of Clause 15(a) and/or a breach of Clause 15(b) and/or a breach of Clause 15(c) above shall be deemed to be a fundamental breach of this agreement.

INSURANCE AND LIABILITY.

16.

       (A)    THE LESSOR'S INSURANCE COVER.

              Without derogating from the liability of the lessee under this agreement and/or by law the lessor undertakes to effect and maintain, either itself or through the Management Company, throughout the letting period, and in the event of exercise "the option" by the lessee, also throughout the "extended letting period", the insurance cover specified hereafter, and to such scope of cover as is set out alongside the same (which shall hereinafter be called - "THE LESSOR'S INSURANCE POLICIES"), with a duly authorized and reputable insurance company in Israel, and the lessee shall reimburse the lessor for its proportionate share of any insurance premiums and expenses of such aforementioned insurance, as specified hereafter as follows:

              1. Insurance of the demised premises building and its appurtenances (except for any repair, change, improvement, renovation and additions to the demised premises that have been made or are to be made by the lessee or on its behalf other than through the lessor or the Management Company) against loss or damage usually insured against including fire risks, explosion, earthquake, malicious damage, storm, tempest, flooding and water damage, impact by aircraft, riots, strikes, supersonic boom damage, impact by vehicles, collision damage, breakage of glass, mechanical breakage, burglary and etc., all at the sole discretion of the lessor, in the full replacement value of the building and the demised premises, in such value as estimated by the lessor.

                     The aforesaid insurance shall contain a condition by which the insurer waives any right of subrogation against the lessee and any person acting on its behalf provided that the damage was not caused with malicious intent and on condition that the lessee's insurance policies contain a corresponding clause.

              2. Insurance for loss of rent, parking fees and management fees as a result of such risks as are covered in the property insurance specified in Clause 16(a) (1) above, for a period of indemnity that shall not be less than 12 calendar months, and the sum insured shall be updated from time to time by the lessor and/or by "the Management Company" all at their sole and absolute discretion. The said insurance shall include a clause concerning a waiver of the right of subrogation as against the lessee and/or any person acting on its behalf, except as regards a person who has caused damage with malicious intent.

                     The lessee undertakes to pay a proportionate share of such insurance premiums within 30 (thirty) days counted from the date on which the lessor requests the same. In such a case the lessee shall be exempt from payment of the basic rent and management fees in such cases and for such period during which the insurance company pays the lessor and/or the Management Company, as the case may be, the full amount of such payments of rent and management fees on the due dates thereof.

                     The amount of the proportionate share of the lessee of such insurance premiums shall be determined by the lessor in the relation that the (gross) area of the demised premises bears to the (gross) area of the total amount of the demised premises and buildings that are insured under the same insurance, and the lessee shall pay its proportionate share of such insurance premiums at the lessor's request, and in accordance with such terms and payments as are prescribed by the lessor. The lessee shall be entitled to inspect at the lessor's offices, all insurance policies that are issued as aforesaid and to scrutinize all such liabilities as pertain to the amount he is charged for payment of such share of the insurance premiums.

              3. Third party liability insurance covering the liabilities of the lessor, the Management Company and the lessee for any injury and/or damage that may be caused to the person and/or property of any person and/or body in the public areas of the land which are adjacent to "the building" and the demised premises (which are not areas in respect of which the lessee has an exclusive right of user under this agreement), in appropriate sums insured at the lessor's discretion provided that the limit of liability shall not be less than a total of $2,000,000 (two million US Dollars) per event and per annual period of insurance.

                     The insurance shall not be subject to any restriction as to liability stemming from fire, explosion, panic, poisoning any harmful matter in food and in drink, lifting devices, loading and unloading, defective sanitary installations and subrogation claims by the National Insurance Institute.

                     The insurance shall be subject to a cross liability clause under which the insurance shall be deemed to be effected separately for and on behalf of each of the insured individuals.

              4. Employer's liability insurance for the lessor's and the Management Company's liabilities to all persons employed by them and on their behalf in respect of bodily injury or illness caused to them during the course of and as a result of their employment, to the usual maximum level of liability in Israel as at the date of inception of such insurance which shall not in any event be less than a total of $5,000,000 (five million US Dollars) per case and per annual period of insurance.

                     This insurance shall not contain any restriction as regards contractors, sub-contractors and their employees, baits and poisons, and any matter concerning youth employment.

                     The said insurance shall be extended to cover the lessee in the event that the lessee is deemed to be the employer of the lessor's and/or the Management Company's employees.

              5. The lessor declares that neither it or the Management Company shall have any claim and/or demand and/or action against the lessee and those acting on its behalf for any damage in respect of which they are entitled to an indemnity under the insurance policies effected by them, or by either of them, in accordance with Clauses 16(a)(1) and 16(a)(2) above and/or under any additional insurance that is effected by the lessor and/or the Management Company and the lessee shall pay its proportionate share in respect thereof, and that they hereby exempt the aforementioned from any liability for such damage, except for such personal excess for which the lessor and/or Management Company are liable under the policy, provided that such provisions as to waiver of the right of subrogation shall not apply for the benefit of a person who has caused malicious damage.

              6. If during "the letting period" and/or "the extended letting period" the lessor continues with and/or carries out building works or works for completion of "the building" or carries out building and/or construction works of other buildings in "the project" and /or on "the land", or other works in "the project" ,in respect of which it can be reasonably anticipated that the execution thereof is liable to cause any damage to the lessee, its employees, invitees, or to the building or the demised premises itself, the lessor undertakes either itself or through the Management Company, to effect and maintain, with a duly authorized and reputable insurance company in the name of the lessor and in the name of contractors and sub-contractors, a "construction works all risks" insurance policy which shall include the following sections:

                     (a) "All risks" construction works insurance, covering the building including all its systems in their full value. This section will be subject to a clause as to waiver of the right of subrogation as regards the lessee and/or those acting on its behalf in all matters pertaining to damage to the aforesaid works, provided that such provision as to waiver of the right of subrogation shall not apply in favor of a person who has caused damage with malicious intent.

                     (b) Third party insurance, covering the liability of the lessor, its contractors, sub-contractors for any bodily injury and/or damage to the property of any person and/or body to a limit of liability which shall not be less than a total of $1,000,000 (one million US Dollars) per event and in aggregate during the insurance period. Such insurance shall not be subject to any exception concerning tremor and weakening of support, adjacent property and properties in which persons are working.

                     (c) Employer's liability insurance covering the lessor's liability to persons that it employs in construction works for any bodily injury or illness caused to them during the course of and as a result of their work, to the maximum usual limit of liability in Israel on the date of inception of such insurance. The insurance shall not be subject to any exception concerning working at height or at depth, baits and poisons, contractors, sub-contractors and their employees, and any restrictions concerning youth employment.

                     The insurance shall contain an express condition to the effect that it shall not be cancelled or reduced unless a reasonable period of notice in writing is given to the lessee, provided that such condition shall not operate for the benefit of a person who has caused damage with malicious intent.

                     The lessee shall be liable for any damage that is caused to the area of the demised premises as a result of the conduct of its business, or even outside the area of the demised premises if the same is as a result of any negligent acts and/or omissions of the lessee, its employees, duly authorized representatives and/or any other person or body acting on its behalf.

       (B)    THE LESSEE'S INSURANCE COVER.

              Before the date of receipt of possession of the demised premises and/or prior to the commencement of the execution of any works at the demised premises by the lessee and/or any person on its behalf
              - whichever shall be the earlier of the two dates - the lessee undertakes to effect and maintain, "construction works insurance" as specified hereafter in Clause 16(b) (1) with a duly authorized and reputable insurance company, covering any work that is to be undertaken by the lessee including in respect of equipment, systems and machinery and in respect of all such renovations, repairs and additions as are made to the demised premises.

              1. "CONSTRUCTION WORKS INSURANCE" shall be effected in the name of the lessee, the lessor, the Management Company, the lessee's contractors, and sub-contractors and shall include the following sections of insurance cover:

                     (a) "All risks" insurance of construction works insuring the full value of all the works carried out by the lessee, and the cost of all such repairs, renovations, improvements, alterations and additions that are made in the demised premises (other than through the lessor and/or the Management Company). This section shall include a specific extension as to property in which persons are working, or adjacent property, to a limit of liability that will cover the full value of the works, without exception, that are being undertaken by the lessee at the demised premises, and of an amount that shall not be in any event less than a total of $1,000,000 (one million US Dollars).

                     (b) Third party insurance covering the lessor's liability for any injury or damage to the person and/or property of any person and/or body in connection with the execution of construction works, to a limit of liability which shall not be less than the total of $1,000,000 (one million US Dollars) per event and in aggregate during the period of insurance. The property of the lessor and/or the Management Company shall be deemed to be third party property for the purposes of this section.

                            This section shall be extended so as to indemnify the lessor and the Management Company in respect of their liability for the acts and/or omissions of the lessee subject to a cross liability clause under which separate insurance shall be deemed to have been effected in respect of each and every one of the insured parties referred to above.

                     (c) Employers liability insurance covering the lessee's liability to all persons employed by it in the execution of the building works in respect of any bodily injury or illness caused to them during the course of and as the result of their employment, to the maximum usual limit of liability in Israel on the date of inception of such insurance provided that in no case shall such insurance be less than a total of $5,000,000 (five million US Dollars) per event and per insurance period.

                     This insurance shall not be subject to any exception concerning works at height and at depth, baits and poisons, contractors, sub-contractors and their employees, and any restriction as to youth employment.

              The construction works insurance shall contain an express condition by virtue of which it takes precedence over any insurance, which has been effected by the lessor and/or the Management Company, and that the insurer waives any claim as to double insurance or participation in the lessor's insurance policies. Such insurance shall also contain an express condition whereby it shall not be cancelled or reduced unless a reasonable period of advance written notice has been given to the lessor provided that such condition shall not apply for the benefit of a person who has caused damage with malicious intent.

              By no later than the date of delivery of possession of the demised premises or the date of commencement of execution of the construction works (which ever is the earlier of 2 dates) the lessee undertakes to furnish the lessor with a certificate as to the inception of "construction works insurance" in accordance with the form attached to this agreement AS APPENDIX 5, and which is signed by the insurer.

              The parties agree that the furnishing of "certificate of construction works insurance" is a condition precedent for the execution of the works or delivery of possession of the demised premises to the lessee. The lessor shall be entitled to prevent the lessee from carrying out any work in the demised premises and/or the delivery of possession of the demised premises to the lessee in the event that such aforementioned certificate is not furnished to the lessor on the date referred to above.

              2. Prior to the date of the opening of the lessee's business at the demised premises, or prior to the date of the entry of any property whatsoever into the demised premises (other than property that is included in the works that are insured under Clause 16(b)(1) above) - which ever is the earlier of the 2 dates - the lessee undertakes to effect and maintain throughout the period in which this agreement is in force all such insurance cover as is specified hereafter (which shall hereinafter be called - "INSURANCE OF THE DEMISED PREMISES") with a duly authorized and reputable insurance company in Israel, and as follows:

                     (a) Insurance of the contents of the demised premises, including insurance of any equipment serving the demised premises and which is owned by and/or for which the lessee is responsible either outside the demised premises or within the area of "the land" and insurance of the lessee's works any repair, alteration, improvement, renovation and addition to the demised premises that has been made and/or will be made by the lessee and/or on its behalf, and insurance of any furnishings, equipment, installations, stocks of any kind or type, against loss or damage by fire, lightning, explosion, earthquake, riots, strikes, malicious damage, flooding, storm and tempest damage, damage from impact by aircraft, water damage, sonic boom damage, damage from other leakage and gases, collision damage, breakage of glass and burglary.

                            The insurance will include an express condition under which the insurer waives any right of subrogation as against the lessor and/or the Management Company and as against the other tenants and/or occupants of the building whose insurance policies contain a corresponding clause as to waiver of the right of subrogation as regards the lessee, provided that the foregoing provision as to waiver of the right of subrogation shall not apply in favor of a person who has caused damage with malicious intent.

                     (b) Insurance for loss of income (except for rent, parking fees, advertising fees and management fees) as a consequence of the risks insured in the foregoing clause for a period of indemnity that shall not be less than 12 (twelve) months.

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                            The aforesaid insurance shall include an express
                            condition under which the insurer waives any right of subrogation as against the lessor and/or the Management Company and as against the other tenants and/or occupants of "the building" whose insurance policies contain a corresponding clause as to waiver of the right of subrogation as regards the lessee, provided that the foregoing provision as to waiver of the right of subrogation shall not apply in favor of a person who has caused damage with malicious intent.

                     (c) Third party liability insurance covering the liability of the lessee for any injury or damage to the person or property of any person or body to a limit of liability that shall not be less than a total in NIS that is equivalent to a total of $1,000,000 (one million US Dollars) per event and per annual insurance period.

                            This insurance shall not be subject to any restriction concerning liability arising from fire, explosion, panic, lifting devices, loading an unloading, defective sanitary installations, poisoning, any harmful matter in food or in drink, and as regards claims by the National Insurance Institute.

                            The insurance shall be extended so as to indemnify the lessor and/or the Management Company for their liability for the acts and/or omissions of the lessee, and this - subject to a cross liability clause under which the insurance shall be deemed to have been effected separately for and on behalf of each of the insured individuals.

                     (d) Employer's liability insurance for the lessee's liability in respect of all employees engaged by the lessee and on its behalf to a limit of liability that shall not in any case be less than a total of $5,000,000 (five million US Dollars) per case and per period of insurance. This insurance shall not contain any restriction as to contractors, sub-contractors and their employees, baits and poisons and any matter concerning youth employment.

                     (e)

                            1. "INSURANCE OF THE DEMISED PREMISES" shall contain an express condition to the effect that such insurance takes precedence over any other insurance which has been effected by the lessor and/or the Management Company and whereby the lessee's insurer waives any claim of double insurance or participation in "insurance of the demised premises". The insurer also undertakes not to reduce or cancel the policies, that they shall not expire and shall be kept in force throughout the period of insurance unless at least 60 (sixty) days advance notice is given by registered mail to the lessor.

                            The lessee undertakes to update from time to time the sum insured in respect of the insurance that is effected pursuant to this clause and which relates to the aforementioned property insurance, in order that it shall constantly reflect the full value of the property insured thereunder.

                     2. The lessee declares that he shall not have any claim and/or demand and/or action against the lessor and/or the "Management Company" and/or against other tenants of "the building" and/or of any other rented premises in "the project" and/or of "the land" for any damage in respect of which it is entitled to an indemnity, or in respect of which it would have been entitled to an indemnity but for the personal excess specified in the policy, under the insurance policies that the lessee undertook to effect pursuant to the aforementioned clauses and/or pursuant to any additional insurance which may actually be effected, and the lessee hereby exempts the lessor and/or the Management Company and/or all the other tenants and/or occupants of the areas of the project and/or in such buildings as are constructed and/or will be constructed on "the land", from any liability for such damage as aforesaid, provided that - as regards such other tenants and occupants whose tenancy or other agreements confer on them rights in the building, in "the project" and/or in the buildings constructed and/or which are to be constructed on "the land", a corresponding clause is included in favor of the lessee as to exemption from such liability. The foregoing provision as to exemption from liability shall not apply for the benefit of a person who has caused malicious damage.

                     3. Without the need for any request on the part of the lessor, the lessee hereby undertakes to furnish the lessor with a certificate as to the inception of insurance of the demised premises in accordance with the form of "certificate of insurance of the demised premises" which is attached to this agreement and marked as "APPENDIX 6 AND which is signed by the insurer, by no later than the date of opening of the lessee's business at the demised premises, or prior to the date of the entry of any property into the demised premises (apart from such property as is included in the works insured in accordance with Clause 16 (b)(1) above), which ever shall be the earlier of the 2 dates.

                            The lessee declares that he is aware that the furnishing of "a certificate of insurance of the demised premises" as aforesaid is a condition precedent and stipulation for the opening of the business of the lessee at the demised premises and/or the entry of any property into the demised premises (apart from such property as is included in the insured works in accordance with Clause 16(b)(1) above) and that the lessor will be entitled to prevent the lessee from opening its business at the demised premises and/or from bringing any property into the demised premises in the event that such certificate is not forthcoming. It is hereby emphasized that failure to furnish such insurance certificate on the date as required as aforesaid shall not prejudice the lessee's obligations under this agreement including and without prejudice to the generality of the foregoing and liability to make a payment for which the lessee is liable, and the lessee undertakes to perform all its obligations under this agreement even if it is prevented from executing the lessee's works and/or from obtaining possession of the demised premises and/or bringing property into the demised premises and/or opening its business at the demised premises, because of the failure to produce such certificates on the required date under the terms of this agreement.

                     4. The lessee hereby undertakes to fulfil all the above specified insurance policy conditions, to pay the insurance premiums in full and on the due dates, and to ensure and verify that the insurance policies of the demised premises are renewed from time to time, as necessary and are maintained in force throughout the "letting period" and in case of exercise of "the option" in accordance with the terms of this agreement - also throughout the "extended letting period".

                            By no later than 14 days prior to the date on which the period of insurance of the demised premises expires, the lessee undertakes to deposit with the lessor a new "certificate of insurance of the demised premises" in respect of the extension of the force and effect of all such policies of insurance as are specified above, for a further calendar year. The lessee undertakes to repeat the production of a new and updated "certificate of insurance of the demised premises", on the specified dates, in every year of insurance, and for as long as this agreement remains in force.

                            The lessee shall, at the lessor's request, furnish the lessor with a photocopy of such insurance policy as has been issued to it in respect of each of the insurance policies that the lessee has accepted responsibility for effecting and maintaining in force, as aforesaid.

                            The lessor may examine such insurance certificates and/or insurance policies furnished to it by the lessee as aforesaid, and the lessee undertakes to make any change or amendment that may be required in order to render the same compatible with the lessee's obligations.

                     5. The lessee declares and undertakes that the lessor's right of inspection as regards the insurance certificates and insurance policies, and the lessor's right to inspect the said policies and to give instructions for amendments thereto as specified above, shall not render the lessor or any person acting on its behalf liable for any obligation and any liability as regards such insurance certificates and the said insurance policies, the nature, scope and validity thereof or as regards the absence thereof and nothing by virtue thereof shall derogate from any obligation imposed on the lessee under this clause.

                            The lessee hereby undertakes not to do or permit to be done any act or omission in the demised premises and/or in any of the areas of "the building" and/or "the land" and including also not within any constructed area on "the land", which are a departure from the routine activity of the lessee as defined in this agreement, which are liable to cause an explosion and/or combustion and/or which could be construed as increasing the costs of the insurance for which the lessor and/or the Management Company and/or the other tenants are liable for insurance of "the building" or for the insurance of any other demised premises situated in "the building" and/or constructed on "the land".

                            The lessee undertakes that in the event of the lessor and/or the Management Company being liable for payment of additional insurance premiums beyond what is usual as a result of the lessee's activity, the lessee shall pay the lessor and/or the Management Company, as the case may be, such additional amount, immediately upon receipt of first demand for the same from either of them.

                            It is hereby agreed and declared that the inception of the insurance cover as provided above in this agreement shall not diminish or derogate in any way from the obligations of the parties under this agreement.

                            For the avoidance of doubt, it is clarified that the intervention of the lessor in all matters pertaining to the inception of the various insurance policies by the lessee, including such categories of insurance and/or the determination of the limits of minimum liability, shall not be construed as rendering the lessor liable at all in any matters pertaining to such insurance cover, its scope or compatibility.

       (C)    LIABILITY FOR DAMAGE.

              1. The lessee shall be legally liable for all loss and/or damage and/or harm that is caused to the demised premises and to the areas adjacent thereto and/or connected thereto and/or the contents thereof and/or to any person and/or corporation, including employees and/or the lessee and/or any person acting on its behalf and/or to the general body of customers and/or any other person stemming directly from the conduct of the lessee's business at the demised premises and/or from the possession and/or use of the demised premises, and/or from any other act of the lessee and/or any person acting on its behalf, or with its permission, including during the period of execution of the lessee's works at the demised premises.

              2. It is agreed and clarified between the parties that the lessor shall bear no responsibility whatsoever for bodily injury and/or damage to property of any kind that is caused to the lessee's employees, customers, visitors, invitees and/or any other third party, including to businesses in the vicinity of the demised premises, which is caused as a result of and/or because of the use of the demised premises by the lessee and/or the lessee's duly authorized representatives, unless such damage has been caused as a result of a negligent and/or intentional act or omission of the lessor and/or its duly authorized agent and/or person acting on its behalf.

              3. The lessee undertakes to indemnify the lessor for any payment of damages and/or payment which he is lawfully obliged to pay including damage or expense caused to it by reason of a claim in proceedings brought against it, in respect of any damage or loss falling within the scope of the lessee's liability as specified in Clause 16(c) (1) above, and this on condition that the lessor notifies the lessee as soon as it becomes aware of such a claim or demand as aforesaid, and affords the lessee an opportunity of defending such claim and cooperates with the lessee in defending the same as aforesaid.

       (D) It is hereby agreed that wherever the expressions "the lessor" and/or "the Management Company" are referred to in this agreement, they shall also refer to the contractors and/or sub-contractors acting on their behalf and/or on behalf of either of them.

       (E) It is hereby agreed that a breach of any sub-clause and/or sub-paragraph in Clauses 16 (a) to and including 16(c) above - shall be deemed to be a fundamental breach of this agreement.

PROHIBITION OF TRANSFER OF THE LESSEE'S RIGHTS IN THE DEMISED PREMISES.

17.

       (a) The lessee shall not be entitled to transfer and/or assign its rights and/or obligations, wholly or partially, under this agreement, either directly or indirectly to any other person and/or legal body, without first obtaining the prior written consent of the lessor thereto.

       (b) The lessee further hereby undertakes not to part with possession of or sub- let the demised premises or any part thereof, or permit the same to be sub-let or to permit the same to be used by any person or legal body, whether incorporated or unincorporated, or to share possession of the demised premises with any such person or body - and all - whether with or without consideration, unless it first obtains the previous and written consent of the lessor thereto.

              Provided that notwithstanding the foregoing, the lessee shall be entitled to engage employees to and for the conduct of its business at the demised premises in accordance with the terms of this agreement on condition that no obligations shall thereby be created as regards such employees on the part of and/or as against the lessor, and provided further that such employees shall not acquire any rights whatsoever in the demised premises.

       (c) It is hereby emphasized that the lessor is not obliged to give its consent to a transfer by the lessee of its rights and/or obligations as provided in Clauses 17 (a) and/or 17(b) above, and shall not be obliged to give reasons for or to explain its refusal of such consent. Provided that if after the first 24 (twenty-four) months letting of the "letting period" have elapsed, the lessee wishes to transfer the whole and/or part of its rights and obligations under this agreement to a third party, the parties shall conduct negotiations in good faith in connection with the same to the effect that under no circumstances shall the lessors position the worse from the standpoint as regards the rent levels and/or the terms of the letting in relation to those specified in this agreement. It is further hereby agreed in any such event the lessor shall be entitled, but not obliged, to recover possession of the demised premises for itself and to terminate the tenancy which is the subject of this agreement, and all at its sole and absolute discretion.

       (d) A breach of Clause 17 as above and/or a breach of any of its sub-clauses and/or sub-paragraphs of such sub-clauses- shall be deemed to be a fundamental breach of this agreement.

MAINTENANCE OF THE DEMISED PREMISES

18

       (a) The lessee hereby undertakes to use the demised premises in a careful and reasonable manner and to keep the structure of the demised premises unharmed and in proper condition throughout the existence of the letting which is the subject of this agreement and until the demised premises is returned to the lessor.

       (b) Any breakdown or damage that is caused by the lessee, its employees, agents, representatives invitees, visitors, to the structure of the demised premises, save for reasonable and normal wear and tear caused by the lessee to the demised premises as a result of normal and reasonable use of the demised premises for the "object of the letting", shall be repaired by the lessee within a reasonable time, and at the lessee's expense.

              The lessee hereby undertakes to keep the demised premises in a constant good state of repair and condition and to carry out therein any works that are necessary from time to time in order to preserve the state and maintenance thereof (including the installations and fixtures and fittings therein) to an appropriate standard. All such works, including painting, plastering, and renovation shall be carried out by the lessee, and entirely at its expense.

       (c) In the event that the lessee does not within a reasonable time repair all such damage and breakdowns and faults which the lessee is liable to repair under the terms of this agreement, the lessor may repair them after having given the lessee a written extension of time of 7 (seven) days in which to repair them, and the lessee shall bear all the expenses incurred in effecting such repairs as are carried out at the demised premises and shall pay the same to the lessor and/or to the lessor's order within 7 days from the date of receiving receipts for such repairs that are furnished to him by the lessor, together with an additional handling charge of 15% (fifteen per cent) of the total of all such expenses as are incidental to the execution of such repairs.

       (d) A breach of Clause 18 as above and/or a breach of any of its sub-clauses and/or sub-paragraphs of Clause 18(a) to and including Clause 18 (c) above - shall be deemed to be a fundamental breach of this agreement.

       (e) If breakdowns and faults occur during the letting period which stem from fair wear and tear and which prevent the reasonable use of the demised premises for the "object of the letting" (such as, but without prejudice to the generality of the foregoing, burst pipes in the demised premises, breakdowns in the air conditioning systems and/or in the electrical and water systems, and for reasons that are not connected with the lessee, and/or in the execution of the "lessee's works" at the demised premises), or defects that emanate from structural defects in the demised premises and in the building - the lessee shall give written notification thereof to the lessor, and as early as possible, and the lessor will take action to repair the same at its expense within a reasonable time. Where the lessor has not taken action to repair such fault or breakdown and has not actually repaired it within a reasonable time, the lessee may repair the same at the lessors expense, after having furnished the lessor with a written price quotation as to the cost of such repair, 15 days before carrying out the necessary repair, or as soon as possible beforehand in a case of an urgent repair, and shall be entitled to reimbursement of its expenses from the lessor, in accordance with the details specified in such price quotation and with the addition of a handling charge amounting to 15% (fifteen per cent) of the amount quoted in the said price quotation.

CHANGES IN THE DEMISED PREMISES.

19.

       (a) Without derogating from the provisions of Clause 9 above, the lessee hereby undertakes not to make any material changes in any way in the structure of the demised premises, whether the same are by way of improvement or harmful, nor introduce any other changes in the demised premises (other than those which are enumerated in APPENDIX 3 of this agreement) without first obtaining the previous written consent of the lessor thereto. For the avoidance of doubt it is hereby agreed and clarified that the lessee shall not be entitled to make any changes in the external walls of the structure of the demised premises and/or in the walls bordering premises demised to other tenants of the areas that are included in "the building", and neither shall the lessee make any other changes in the skeleton and/or construction pillars of the demised premises.

              The lessee hereby undertakes to exclusively to pay all such expenses in their entirety, without exception, as are incidental to the execution of the "lessee's works", as they are defined in Clause 9 (a) above, the changes and improvements that are specified in the list attached to this agreement as APPENDIX 3 (above and hereinafter - "the works") and also including payment of all such expenses as are incurred by the lessee for the purpose of engaging architects, consultants and all kinds of sub-contractors and this so as to adapt the demised premises to the lessee's requirements as requested by the lessee. In addition it is hereby agreed that all the "works" specified in Appendix 3 to this agreement shall be executed in accordance with the requirements of any law pertaining to the execution thereof, and the lessee shall be legally liable for any act, omission, damage and or expense incidental to the execution thereof.

              The lessor for its part hereby consents to the execution of "the lessee's works" and/or "the works" by the lessee. It is hereby clarified and agreed that subject to the provisions as the beginning of Clause 19 (a) above, the lessor shall not refuse, other than on reasonable grounds which shall be stated by the lessor, to consent to the making of internal changes by the lessee in the demised premises.

              At the end of the tenancy which is the subject of this agreement all "the works" and/or the aforesaid "lessee's works", and any changes, improvements and additions which are carried out to the structure of the demised premises by the lessee with the lessor's consent, as well as all other fixtures and fittings and systems which are permanently installed and/or are connected permanently to the demised premises (including the flooring, ceiling or walls thereof), shall be deemed to be the property of the lessor, without the lessor being required to give the lessee any consideration and/or pay any money for them.

              Provided that it is hereby agreed that fixtures and fittings and equipment which are installed in the structure of the demised premises by the lessee and at its sole and entire expense, and which can be dismantled and removed from the structure of the demised premises without causing any damage thereto may be dismantled and removed from the demised premises on condition that any damage caused to the demised premises as a result of such dismantling shall be repaired by the lessee forthwith and at the sole expense of the lessee.

              Subject thereto, the lessee hereby undertakes to leave in place all "the lessee's works" and/or "the works", changes, improvements, additions, and permanent connections, as aforesaid, provided that, on the specific request of the lessor the lessee shall be bound at the entire expense of the lessee to restore the demised premises to its former condition.

              The obligation to restore the structure of the demised premises to its former condition shall not apply as regards changes in the structure of the demised premises which the lessor has expressly and in writing permitted the lessee to carry out.

              It is hereby further agreed that even if the lessee is exempted from the obligation to restore the demised premises to its former condition, in such circumstances the granting of such an exemption by the lessor shall not confer any right on the lessee to receive money and/or payment and/or other rights whatsoever from the lessor.

              In the event that the lessee commits a breach of any of the obligations specified above in this clause, the lessor shall be entitled to and may after giving the lessee a written extension of time of 7 (seven) days, to immediately restore the demised premises to the condition that it was in, the lessor shall be bound to restore the demised premises in accordance with the foregoing provisions of this clause, and this at the lessee's expense, and the lessor shall also be entitled to claim an additional 15% (fifteen per cent) from the lessee of the total of all the expenses incidental thereto and which shall be paid to the lessor as a refund of expenses in respect of the lessor's handling of the restoration of the demised premises to its former condition. The lessee shall also be liable for any direct damage that is caused to the demised premises and/or sustained by the lessor as a result of the execution of "the works" and changes as aforesaid.

       (b) Subject to the provisions of Clause 19(a) above it is hereby agreed that all "the lessee's works" and/or the "works" as well as any alteration addition renovation repair etc. that is done and/or made by way of permanent connection to the structure of the demised premises shall be deemed to be the lessor's property, without the lessee being entitled to receive any money in respect thereof from the lessor. In addition, if the lessee is requested by the lessor to remove the same and to restore it to its previous condition, the lessee shall do so at its expense and upon first demand from the lessor.

       (c) Upon termination of the validity of this agreement for any reason whatsoever the lessee shall return the demised premises to its former condition as the same is described in the "Minute of Delivery" all as specified in Clause 8 (g) of this agreement, provided that this shall be subject to the foregoing provisions of Clauses 19(a) and 19(b). The demised premises shall be returned taking into account fair wear and tear that has occurred as a result of normal and reasonable use of the demised premises in accordance with the terms of this agreement.

       (d) For the avoidance of any doubt it is hereby agreed and emphasized that the lessee shall not be entitled, at the end of the letting which is the subject of this agreement, to any payment at all from the lessor in respect of money that the lessee has spent in connection with the execution "the lessee's works" and/or "the works" and/or in connection with changes and/or additions and/or renovations and/or improvements and/or in connection with the repair of damage and any breakdowns and faults that have occurred in the demised premises and/or "the building" during the existence of the tenancy under this agreement.

       (e) A breach of Clause 19 above and/or a breach of any sub-clause or sub-paragraph thereof shall be deemed to be a fundamental breach of this agreement.

VACATION OF THE DEMISED PREMISES.

20

       (a) Without derogating from the foregoing provisions of Clause 19, the lessee hereby undertakes to vacate the demised premises at the end of the letting which is the subject of this agreement, including in a case of THE LAWFUL termination of the tenancy which is the subject of this agreement or rescission of the agreement by the lessor in such circumstances as confer the right to do so on the lessor, and to return the demised premises to the lessor vacant and free of any person or object, in good condition, and in a proper and useable state, as it was received in accordance with the "Minute of Delivery" referred to above, and having regard to normal and reasonable wear and tear, provided that the demised premises shall include all the "works" executed in accordance with the lessee's obligations specified in this agreement and all such changes, improvements and additions as have been made and added by the lessee to the structure of the demised premises with the permission and consent of the lessor, and all such items, fixtures and fittings and systems as have been installed in the demised premises and connected thereto permanently during the execution of "the works" and subsequently.

              Provided that the lessee shall be entitled to remove from the demised premises such fixtures fittings and equipment as it has installed in the demised premises and which are capable of being dismantled and removed without causing any damage to the demised premises.

       (b) An inspection of the demised premises shall be carried out by the lessor (or by its representative) 60 (sixty) days before the demised premises is returned to the lessor by the lessee, and a list shall be prepared in conjunction with the lessee, of repairs for which the lessee is liable, including repairs to damage and faults and/or repairs and changes pertaining to the restoration of the demised premises to its former condition as provided in this agreement, and taking into account fair and reasonable wear and tear that has occurred to the demised premises as a result of normal, careful and reasonable use thereof by the lessee (hereinafter - "the repairs") and the value of such repairs shall be determined in the aforesaid list. In the event of disputes regarding the repairs and the expense of carrying them out - the same shall be decided by a qualified land assessor who shall be appointed by joint agreement between the two parties and in the absence of such agreement within 10 days from one of the parties requesting the same of the other - by a land assessor as aforesaid who shall be appointed by the Head of the Israel Institute of Land Assessors upon the application of one of the parties and/or upon the joint application of both parties.

       (c) The lessee hereby undertakes to execute all such repairs for which he is liable according to the list referred to above in Clause 20
              (b), to the satisfaction of the lessor, and to do so by the date on which the demised premises is vacated in accordance with the provisions of this agreement.

       (d) In any case in which the lessee does not carry out the repairs by the date on which the demised premises are vacated under the terms of this agreement - they shall be carried out by the lessor at the lessee's expense, and the lessor shall commence to carry them out at such time as is possible in practice depending upon the position as regards possession of the demised premises (hereinafter - "the date of commencement of the repairs"), in such a case the period of the repairs shall be deemed to have commenced from "the date of commencement of the repairs" and in the event that the same extends beyond the date of termination of the tenancy under the provisions of this agreement - the lessee shall be deemed not to have vacated the demised premises on time during the continuation of such excess period, and the provisions of Clause 21 hereafter shall apply throughout such excess period.

              If such repairs are executed by the lessor, the lessee shall be liable to pay to the lessor an additional handling charge amounting to 15% (fifteen per cent) of the total of all the expenses that are incidental to the execution of such repairs.

       (e) A breach of any of the obligations specified above in Clause 20 and/or in any sub-clause and/or sub-paragraph thereof, shall be deemed to be a fundamental breach of this agreement.

FAILURE TO VACATE THE DEMISED PREMISES ON TIME.

21.

       (a) Where the lessee does not vacate the demised premises at the end of the tenancy which is the subject of this agreement and/or where the lessee does not perform its obligations in accordance with the foregoing provisions of Clause 20, then in addition, and without prejudice to all such relief and remedies to which the lessor is entitled by law and/or under this agreement, the lessee shall pay the lessor in respect of all such further period in which it continues in possession of the demised premises, and in respect of the excess period referred to above in Clause 20 (d), a rent of an amount that is equivalent to twice the amount of the rent last paid by the lessee to the lessor for the corresponding period throughout such additional period or the aforesaid excess period.

              Both parties declare that the aforesaid amount constitutes agreed compensation which has been determined jointly and in advance in good faith by both parties to this agreement and after both parties had evaluated such amount as being the damage caused to the lessor as a result of default or lateness occurring in the vacation of the demised premises by the lessee.

       (b) For the avoidance of any doubt it is hereby expressly declared that nothing in the foregoing provisions of this clause shall be construed as any waiver of the lessor's rights and/or as agreement to such default or lateness of the lessee in any way in vacating the demised premises. Vacation of the demised premises on time and its actual return to the possession of the lessor are of the essence of this agreement and upon the termination or expiration or LAWFUL rescission of the tenancy as provided in Clause 20 of this agreement, the lessor shall be entitled to evict the lessee forthwith from the demised premises.

       (c) A breach of Clause 21(a) and/or Clause 21(d) above shall be deemed to be a fundamental breach of this agreement.

PAYMENTS OF TAXES AND EXPENSES

22. All such taxes, expenses and all such other payments that are applicable to the demised premises, the use thereof and to the letting under this agreement, shall be the responsibility of and be paid as follows:

       (a)    1.     Property tax if applicable, and/or any other tax which is
                     at the date of signature of this agreement, lawfully levied on the owners of rented premises who are not in possession of the demised premises - shall be the liability of and be paid in full by the lessor.

              2. Subject to the foregoing provision of Clause 22 (a)(1) the lessee hereby undertakes that with effect from the date on which actual possession of the demised premises is delivered to it (including all such areas as are appurtenant thereto, including the parking places referred above in Clause 7) under the terms of this agreement, the lessee will pay all such taxes, fees, municipal taxes, compulsory payments levies and other payments of any kind, whether they be of a governmental or of a municipal or any other nature which currently apply and/or will in future lawfully apply, and at such rate as shall be lawfully applicable from time to time, and which apply throughout the "letting period" and in the event of exercise of "the option" by the lessee - also throughout the "extended letting period", as regards an occupier and/or user of premises let on an unprotected tenancy, and which relate to the demised premises and/or to the use thereof and/or to the occupation of the demised premises throughout the "letting period" and in the event of exercise of "the option" by the lessee - also throughout the "extended letting period", and/or that apply in respect of the letting which is the subject of this agreement, and this on the lawful dates for the making of such payments.

                     The lessee will also bear all such expenses, of whatever nature, that are incidental to the possession of the demised premises and the systems contained therein, and to possession of all the permanent systems that are to be installed therein and/or which are to be assembled and/or

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                     constructed in the demised premises by the lessor and/or by the lessee, whether prior to the commencement of the "letting period" or during the existence of the letting which is the subject of this agreement, and all as the case may be, and without prejudice to the generality of the foregoing, the lessee will bear payment of all the ongoing expenses for electricity, general rates, water rates, (including for ongoing drainage and sewage charges) that relate to the demised premises and/or the proportionate share of the lessee in "the building" (hereinafter - "the payments"). The lessee shall, at its own expense, install a separate electricity meter in the demised premises, and a separate water meter within 14 days from the date of receiving possession of the demised premises and within such 14 days the lessee shall take action to register itself with the electricity company and the local authority as the occupier of the demised premises and as the party with sole responsibility for all the payments, including payments of such taxes and municipal rates as are applicable in respect of the use and occupation of the demised premises by the lessee throughout any period during the subsistence of the letting which is the subject of this agreement.

                     In addition the lessee will bear A PROPORTIONATE SHARE of all such taxes, municipal taxes, fees, levies, compulsory payments and all other payments as are imposed and/or apply because of the ongoing maintenance of the public areas that are included in "the building" and in "the industrial park" and including, but without exception, payments of general rates to the local authority for the aforesaid areas in the proportion that the area of the demised premises building bears to the total areas that are included in "the building" and/or the "industrial park", as the case may be.

                     The Electricity Company shall effect the supply of electricity to the demised premises after the lessee signs a "customer agreement". For its part the lessee hereby undertakes to make payment direct to the Electricity Company on time in an orderly manner of all electricity bills pertaining to the demised premises and/or the use thereof by the lessee, and this in addition to the lessee's obligation to pay the lessor and/or "the Management Company" its proportionate share according to the area of the demised premises of such electricity bills as relate to "the public areas" of Beit Hermon and of "the industrial park".

                     For the avoidance of doubt it is hereby agreed that subject to "Beit Hermon" being lawfully connected to the National Electricity Grid the lessee hereby waives any claim on any grounds and any complaint and/or demand of any kind that it might have against the lessor and/or against the "Management Company" and/or against their representatives in all matters relating to the failure to supply electricity to the demised premises and/or as a result of disruptions and/or stoppages in the supply of electricity to the demised premises. It is clarified that the foregoing shall only apply in a case in which such failure of electricity supply is due to reasons that are outside the lessor's control.

                     Provided that it is hereby emphasized and agreed that the lessee shall not be entitled to ask the Electricity Company to increase the electrical connection to the demised premises without receipt of prior and written approval from the lessor, or beyond such approval - if the same is granted.

              3. Alternatively, it is hereby agreed that the lessor shall be entitled to and may request the lessee to make the payments referred to in Clause 22 (a)(2) above wholly or partially to the lessor direct, by virtue of a notice of charge that is sent by the lessor to the lessee and which shall include the amounts of such requested payments, the method of calculating the same and the last date for payment thereof which shall not be less than 15 (fifteen) days and which shall be counted from the date of dispatch of such notice.

                     Any payment that is made by the lessee to the lessor in accordance with the foregoing shall be paid by the lessee to the lessor with the addition of lawful VAT. The lessor shall furnish the lessee, following the making of such payment, with a lawful tax invoice.

              4. The lessee undertakes to produce to the lessor from time to time at the lessor's written request, true photographic copies of all such receipts and/or certificates as are evidence that the lessee has indeed made such payments for which he is liable under this agreement and upon the termination of the letting which is the subject of this agreement, the lessee undertakes to pass to the lessor at its request all the original receipts and/or bills and/or clear photographic copies of such documents. The lessee undertakes to produce to the lessor at its written request photocopies of receipts and/or certificates that are evidence of payments made by the lessee following the expiration of the "letting period", and in the event of exercise of "the option" by the lessee, also in respect the aforesaid payments that have been made by the lessee after the expiration of the "extended letting period".

              5. If the lessor, for any reason makes any payment which it is compelled to pay, under the terms of this agreement, and which is the lessee's responsibility, and which the lessee has not paid despite receiving a 14 days advance written warning to pay it, the lessee shall be bound to reimburse the lessor with any amount that is paid by the lessor as aforesaid immediately upon first demand of the lessor in writing to the lessee, with the addition of late payment interest at such rate as is prescribed in Clause 12(d) above, and this from the date of payment by the lessor and until the date on which the lessor is actually reimbursed.

                     The provisions of this Clause shall apply MUTATIS MUTANDIS, in a case where the lessee makes a payment which he is obliged to make under the provisions of this agreement and for which the lessor is responsible and which the lessor has refrained from paying notwithstanding having received a prior written warning of at least 14 days.

              6. Where such payment as aforesaid has become due in respect of a full year of which only part thereof falls within the "letting period" and/or "the extended letting period" as the case may be, the lessee shall pay the proportionate part of the aforesaid payment which is referable to the period in which the lessee ACTUALLY rented the demised premises from the lessor.

              7. Subject to the foregoing provisions of Clause 22(a)(1) and for the avoidance of doubt, it is clarified and agreed between the parties that if following the lessor's signature of this agreement the lessor is rendered liable as owner of the demised premises and/or Beit Hermon and/or the land, and/or on the letting which is the subject of this agreement, for taxes, municipal taxes, levies or compulsory payments pertaining to the demised premises and/or to "Beit Hermon" and/or to "the land" and which were not levied at the time of signature of this agreement (hereinafter - "THE ADDITIONAL TAXES") the lessor shall be entitled to require the lessee to pay or to reimburse it with one half (1/2) of all the "additional taxes" that are imposed on the demised premises or one half (1/2 ) of such proportionate part of the "additional taxes" as relate to the demised premises, as the case may be, in addition to the rent and all the other payments for which the lessee is liable under the terms of this agreement, other than where the relevant law explicitly and directly excludes the right of the lessor to charge the lessee with the full payment thereof.

                     In addition, it is hereby agreed and clarified that if it becomes evident that the charging of the lessee with payment of one half as aforesaid of the "additional taxes" will exceed 20% (twenty per cent) of the rent which the lessee is liable to pay to the lessor under the terms of this agreement, in such a case the lessor will be responsible for payment of such of the lessee's proportion of payment of the "additional taxes as EXCEEDS a sum that is equivalent to 20% of the rent which the lessee is liable to pay to the lessor under the terms of this agreement.

                     The foregoing provisions of Clause 22(a) (6) shall apply MUTATIS MUTANDIS in relation to this sub-paragraph.

                     It is further hereby clarified that an increase in the income tax rates that applies to the lessor due to the receipt of rent from the lessor - shall not be deemed to be an imposition of "additional taxes".

              8. For the avoidance of doubts it is hereby clarified and agreed that betterment levy in respect of the receipt of additional building rights for "Beit Hermon" and/or development levies that are imposed on "Beit Hermon" such as for the surfacing of a highway, sidewalk, for drainage and sewage - shall be the liability of the lessor and shall paid in full by the lessor.

       (b) It is further hereby agreed that all the remaining payments, without exception, including payment of taxes and such other expenses as are incidental to the conduct of the lessee's business at the demised premises, and inclusive of business tax, if applicable, and also signboards tax, shall be the responsibility of and be paid by the lessee in full on the due dates.

       (c) The lessee hereby undertakes to pay in full and on the due dates, all such payments, without exception, as are incidental to the use and./or maintenance of telephone subscriber lines that are installed, if any, in the demised premises by the lessor, and this for the duration of any period of the letting which is the subject of this agreement, and until the demised premises is vacated by the lessee and returned to the possession of the lessor.

              In addition, the lessee hereby undertakes to keep the said telephone subscriber lines in proper working order and to return them to the lessor at the end of the letting which is the subject of this agreement in good working order and fit for immediate use.

              Provided always and it is hereby agreed that nothing by virtue of the foregoing shall be construed as obligating the lessor to install any telephone lines in the demised premises.

              The lessee shall be entitled entirely at its own expense to install subscriber telephone lines in the demised premises in accordance with its requirements.

              Such telephone lines as are installed in the demised premises by the lessee at its expense shall belong solely to the lessee and the lessee shall be entitled to remove them from the demised premises at the end of the letting which is the subject of this agreement.

       (d) Value Added Tax which applies to and/or will in future apply to the letting and/or to any other payment including management fees and payment for electricity consumption which the lessee will be liable to pay to the lessor under this agreement and any amount that is lawfully applicable from time to time shall be the liability of and shall be paid in full on the due date by the lessee.

              For the avoidance of any doubt it is hereby emphasized and agreed that the lessee will pay the full amount of Value added Tax that applies in respect of payments of rent due to the lessor under this agreement, at such rate as is lawfully applicable from time to time, by and no later than 2 (two) days prior to the date on which the lessor is liable by law to pay the VAT to the Value Added Tax Authorities.

              For the avoidance of doubt it is hereby agreed that the check in payment of the said VAT shall be delivered to the lessor together with payment of the rent, provided that the date for payment of such check shall be as specified above.

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              For the avoidance of any doubt it is agreed and emphasized that
              VAT as aforesaid shall be added to the rent referred to above in Clause 12 and in the sub-clauses thereof.

              In respect of additional payments as to which the lessee will be liable for VAT to the lessor in accordance with the terms of this agreement and all the Appendices thereto, the lessee shall pay the full amount of such VAT for which he is liable from time to time and at such rate as shall be applicable from time to time, on the date that he is liable to make the relevant payment in respect of which he will also be liable as aforesaid for payment of VAT.

              In respect of all the aforementioned payments referred to in this sub-clause, which are to be paid by the lessee to the lessor, the lessee shall receive a lawful tax invoice duly issued by the lessor.

       (e) At the time of signature of this agreement the lessee hereby undertakes to sign "THE MANAGEMENT AGREEMENT" which is attached to this agreement as APPENDIX 8 AND which shall regulate the management of the demised premises, of "the building" of which the demised premises forms part, and of "the land" and "the project" and all that is built and/or is to be built thereon. The undertaking by the lessee to sign the "Management Agreement" which is attached as APPENDIX 8 to this agreement, constitutes a condition precedent to this agreement coming into force (above and hereinafter "THE MANAGEMENT AGREEMENT").

              For the avoidance of any doubt it is hereby agreed and clarified that the lessor reserves the right to require the lessee to sign the aforesaid "Management Agreement" whether the management is undertaken by the lessor itself or through a company that it controls and/or is controlled by its shareholders, or through any other body (above and hereinafter in this agreement - "the Management Company").

              The lessee for its part undertakes to sign "the Management Agreement" and to perform all its obligations thereunder, including payment of expenses and/or management fees, and this in addition to and without prejudice to its obligation to pay the rent in full and such other payments as apply to and/or will apply to the lessee under the terms of this agreement.

              The lessee hereby declares that it is aware that under the aforesaid "Management Agreement" it will undertake, INTER ALIA, to pay maintenance and management fees to the lessor and/or to whoever is managing the maintenance of "the building", "the project", and "the land" and/or to "the Management Company" which is to manage "the building" and/or the project and/or "the land", wholly or in part, and this in accordance with such terms as are specified in "the Management Agreement".

              The said maintenance fees and management fees shall consist of the amount of all such costs and expenses as are incurred by the "Management Company" in providing the services that are the subject of "the

              Management Agreement" with the addition of management fees at a rate of 15% (fifteen per cent), meaning - cost + 15%.

              It is hereby clarified and agreed that management fees in accordance with the "the Management Agreement" which apply during the first 29 (twenty nine) months of the "the letting period" shall not exceed a monthly total in NIS that is equivalent to a monthly total of $2.75 (two Dollars and seventy five cents US) per 1 square meter of the demised premises, with the addition of lawful VAT. Provided that it is hereby emphasized and agreed that there shall be added to the said management, fees payments for full consumption of electricity that is required for the operation of the air conditioning systems that are installed in the demised premises and/or which are associated with the same.

              The undertaking of the lessee to sign the "Management Agreement" and to perform all the terms and provisions thereof on time shall be treated as also constituting a contractual obligation for the benefit of a third party, namely for the "Management Company".

       (f) The expenses of stamping this agreement shall be the liability of and shall be paid in full by the lessee.

       (g) A breach of any of the Clauses 22 (a) and 22(f) above shall be deemed to be a fundamental breach of this agreement.

MANAGEMENT OF THE BUILDING AND INSPECTION OF THE DEMISED PREMISES.

23

       (a) The lessee hereby declares that it acknowledges the supreme importance that the lessor attributes to the management of "the demised premises", "the project" and "the land", and to the proper maintenance thereof.

              The lessee accordingly hereby declares that it is aware that the provisions of the "Management Agreement" as updated from time to time by the lessor shall apply to the general body of tenants and occupants of "the building".

              The lessee hereby undertakes to fully perform as required, all the provisions of the "Management Agreement" and/or any instruction, directive, permit and/or prohibition that applies or shall from time to time apply in respect of "the building" and/or in respect of "the land" and/or in respect of all such rented premises as are contained in "the building" and/or which are let by the lessor in the areas of "the land" and/or as regards the use thereof, including any repair and/or alteration therein as shall be prescribed from time to time at the sole and absolute discretion of the lessor and/or the "Management Company" and provided that none of the same shall disturb the ongoing functioning of the demised premises during such normal working hours as shall be prescribed by the Management Company, and provided further that the rights of the lessee under this agreement shall not be materially prejudiced.

              The lessee shall use its best endeavors in order to ensure that neither it nor those acting for and/or on its behalf, without exception, shall act in contravention of the provisions of the "Management Agreement" and/or the instructions of the "Management Company".

       (b) The lessee hereby undertakes to permit the lessor and/or its representatives to enter the demised premises at reasonable times to inspect the state and condition of the demised premises, and for the passage through the demised premises of pipes, wiring and systems belonging to "Beit Hermon" (subject to the obligation of the lessor and/or the Management Company to take action entirely are their own expense to restore the demised premises to its former condition), and also to carry out such repairs to the demised premises as are specified above in this agreement and/or in the "Management Agreement", and all this during normal working hours and in prior coordination with the lessee provided that the affording of reasonable use of the demised premises by the lessee shall not thereby be prejudiced.

              In addition it is agreed that the lessor and/or its duly authorized agents shall be entitled to enter the demised premises at reasonable times during normal working hours and with prior coordination with the lessee, in order to show the demised premises to third parties who are interested in renting and/or purchasing the same.

       (c) It is hereby agreed that the placement and/or fixing of any signboards on "the building" and/or on "the demised premises" and/or on "the land" including directional signs and/or signs advertising the lessee's business at the demised premises - shall require prior and written approval of the lessor and of its signboard consultants and/or of the Management Company.

              The right of the lessee to place signboards in the demised premises building shall be in accordance with the specifications in "THE SIGNBOARDS APPENDIX" which is attached to this agreement as APPENDIX 9.

       (d) A breach of Clause 23(a) and/or of Clause 23(b) and/or of Clause 23 (c) above shall be deemed to be a fundamental breach of this agreement.

TRANSFER OF RIGHTS IN THE DEMISED PREMISES.

24 The lessor, and only the lessor may transfer its rights under this agreement, either wholly and/or in part, to such other persons or bodies as it shall see fit, but this is on the express condition that the same shall not prejudice the rights of the lessee under the terms and provisions of this agreement.

BREACH OF CONTRACT BY THE LESSEE

25.

       (a) If the lessee commits a breach of and/or fails to perform any one of the fundamental terms of this agreement, and in particular if the lessor does not pay within 10 (ten) days from the date prescribed for the payment thereof, any amount and/or other payment that the lessee is obliged to make under the provisions of this agreement, the lessor, after giving the lessee 14 (fourteen) days written warning notice to remedy the breach, shall be entitled to rescind this agreement, claim the immediate evacuation of the demised premises by the lessee and the return of possession of the demised premises to the lessor. The lessor shall be entitled to let the demised premises to another person or person and nothing by virtue thereof shall be construed as canceling the lessee's obligation to continue to pay the rent at the rate specified in Clause 21(a) above until the demised premises is let to such other person or persons an/or for payment of the difference in the rent in the event that the demised premises are let to such other person or persons for an amount of rent that is lower than the rent paid by the lessee.

              Nothing by virtue of the generality of the foregoing shall prejudice any right of the lessor to claim the enforcement of the provisions of this agreement and to claim and obtain from the lessee in any event, compensation for damage of any kind caused to the lessor as a result of such breach of the agreement by the lessee.

       (b) In the event that the lessee does not make any of the payments that he is liable to make under the provisions of this agreement, on the due date thereof, and also refrains from paying the same notwithstanding receipt from the lessor of a 14 (fourteen) days written warning notice to pay it, the lessor shall be entitled to make any such payment instead of the lessee and the lessee shall reimburse any such payment to the lessor immediately on receiving first demand from the lessor for such payment and against presentation of a receipt as to the actual making of such payment by the lessor.

              For the avoidance of doubt it is hereby declared that nothing in the provisions of this sub-clause shall be construed as creating any obligation on the part of the lessor to make any such payment instead of and/or on behalf of the lessee.

       (C) Notwithstanding the foregoing it is agreed between the parties that a delay of up to 10 (ten) days in making any payment shall not constitute a fundamental breach of this agreement. Subject thereto, a breach of Clause 25 (a) and/or 25 (b) above shall be deemed to be a fundamental breach of this agreement.

26. Without prejudice to and/or in derogation of the lessor's rights under this agreement, and in addition to all such remedies as are prescribed therein, it is hereby agreed that the happening of one or more of the following events shall be deemed to be of the essence of and a fundamental breach of this agreement in respect of which the lessor may, at its sole and absolute discretion, terminate the tenancy under this agreement, and demand the immediate evacuation of the lessee from the demised premises, and all this without prejudice to the lessee's obligation to comply with the obligations under this agreement and the lessee undertakes to vacate the demised premises and return it to the lessor immediately upon first demand from the lessor to do so, and all this so that the demised premises shall be vacant of any person or object, in good condition taking into account normal and reasonable wear and tear and subject to the performance of all the other terms and provisions of this agreement:

       (a) If the lessee does not make a payment of rent on the due date for payment thereof. (Provided that a delay in payment, which does not exceed 10 days from the prescribed date of payment, shall not entitled the lessor to exercise the right to evict the lessee from the demised premises).

       (b) If a receiver or a receiver and manager is appointed (temporary or permanent) for the business and/or material property of the lessee or any material part thereof, and such appointment has not been revoked within 90 (ninety) days.

       (c) If a liquidator (temporary or permanent) is appointed for the lessee and such appointment has not been revoked within 90 (ninety) days.

       (d) If the lessee grants a right of use of the demised premises or any part thereof to any third party contrary to the terms and provisions of this agreement

       (e) If the lessee commits a fundamental breach or does not fulfil one or more of the terms or provisions or clauses of this agreement and has not remedied such breach within 21 (twenty one) days from the date on which a written warning demanding that he do so, is sent to the lessee by the lessor.

       (f) If the lessee does not actually conduct its business at the demised premises in accordance with the "object of the letting" for a period that exceeds 90 (ninety) days.

BANK GUARANTEE.

27. On the occasion of the signing of this agreement the lessee hereby undertakes to deposit with the lessor, an unconditional and unqualified autonomous bank guarantee of a recognized bank lawfully operating in Israel. Such guarantee will not be negotiable and/or transferable and/or capable for assignment to a third party, and shall be made out in favor of the lessor only.

       Such bank guarantee shall be for the principle sum of NIS 937,377 (nine hundred and thirty seven thousand three hundred and seventy seven New Shekels) (equivalent to the principle sum of rent for the first 9 (nine) months of the letting with the addition of lawful VAT. Such bank guarantee shall be linked to rises that occur in the Consumer Prices Index in the relation that such rise in the Consumer Prices Index known at the time of the realization of the guarantee bears to the amount of the "base index" as defined in Clause 13(a) above (hereinafter - "THE BANK GUARANTEE").

       The "bank guarantee shall continue to remain in force throughout the "letting period" plus a further 3 (three) calendar months.

       If the lessee exercises "the option" and the "letting period" is extended for the "extended letting period" then by the time that 6 (six) full months of the letting remain until the end of "the letting period" the lessee shall furnish the lessor with a written extension to the validity of the "bank guarantee" for the duration of the "extended letting period" with an additional 3 (three) calendar months.

       In any case of lawful rescission of this agreement whether in accordance with the provisions thereof or by law, the bank guarantee shall be returned to the lessee within 90 days from the date of such lawful rescission of this contract.

       All such expenses, without exception, and including expenses of stamping and bank commissions that are charged for and/or in connection with the issue and/or extension of the validity of "the bank guarantee" - shall be the liability of and shall be paid for in full by the lessee.

       It is hereby emphasized and agreed between the parties that "the bank guarantee" shall be a financial, autonomous, unconditional and unqualified guarantee, capable of immediate realization. It is hereby agreed and clarified that the lessor shall be entitled to demand the immediate payment of the "bank guarantee" wholly or partially, in any case of a fundamental breach of this agreement by the lessee, provided that the lessor shall give the lessee A WRITTEN warning of its intention to realize such "bank guarantee" at least 15 (fifteen) days in advance.

       It is hereby agreed that a breach of this Clause shall be deemed to be a fundamental breach of this agreement.

GUARANTORS OF THE AGREEMENT.

28.    THIS CLAUSE IS CANCELLED.

ADDITIONAL BUILDING RIGHTS OF THE LESSOR AND ADDITIONAL OBLIGATIONS OF THE
LESSEE.


29     The lessee hereby declares confirms and undertakes as follows:

       (a) That it has been informed by the lessor that the demised premises forms part of "Beit Hermon" which is built on "the land" in the "industrial park" and which forms an additional stage of a wide ranging construction project which includes, INTER ALIA, commercial buildings which have already been constructed by the lessor as part of STAGE 1 of the project, and other buildings which the lessor is considering in the future on "the land" in the "industrial park", and also including, if permitted by law basic improvements and/or extension and/or enlargement of "Beit Hermon" itself.

              The lessor for its part undertakes to afford proper safe and reasonable access for the lessee and its customers to the demised premises also during the course of such construction, if and when the same is carried out on "the land" in the "industrial park", in order that the demised premises can be used in accordance with the "object of the letting".

              The lessee for its part hereby finally completely, fully and absolutely waives any claim and/or demand and/or action pertaining to and/or incidental to the enlargement of "Beit Hermon" and/or such additional construction including also arising by reason of inconvenience or nuisance or disturbance of the use of the demised premises in accordance with the "object of the letting" which is liable to be caused to the lessee as a result thereof but this is on condition that the lessee shall not be denied the opportunity of making reasonable use of the demised premises throughout the "letting period" and subject to the lessee's rights under this agreement not being thereby prejudiced.

              The lessee shall be precluded from making a claim against the lessor and the lessor's agents and/or representatives in respect of the execution of such building works subject to the foregoing provisions of this clause.

       (b) Subject to the lessee's rights under this agreement not being prejudiced it is hereby agreed between the parties that the lessor shall be entitled to and may, without receiving any consent from the lessee, make changes in "the building" and/or additional construction to "the building" and/or "the land", provided that this shall be on condition that nothing by virtue of the same shall constitute a continuing and/or unreasonable disturbance to the management of the lessee's business at the demised premises in accordance with the "object of the letting".

              In addition it is hereby agreed and clarified that the roof of "the building" an/or of the demised premises and/or the roof of the car park on level 7.36 of "Beit Hermon" (hereinafter - "the parking level"), and the forecourt areas and parking area which is not included within the area of "the building" marked yellow in Appendix 1 and/or which are not included in the area marked in orange color in Appendix 2 -1 of this agreement are not let to the lessee and do not form part of the common property for all occupants and/or tenants of the units in "the building", and that the lessor may and shall be entitled to use such areas at its sole and absolute discretion as well as the those appurtenances to particular areas and/or particular rented premises forming part of "Beit Hermon" and/or in "the project". It is further hereby agreed that the lessor shall be entitled to and may construct, on the roof of the building and/or on the parking level, any additional construction that it is lawfully permitted by the competent authorities to build. The lessor shall also be entitled to and may place, on the roof of the building and/or on the parking level and/or the roof of the parking level, installations and ancillary equipment, such as air conditioning installations, emergency generators, aerials, compressors, signboards and advertising installations and so forth, and may also make other reasonable use of the building and/or the parking level, all at the sole and absolute discretion of the lessor, and all on condition that the lessee's rights under this agreement shall not be materially affected.

              It is further hereby agreed and clarified that the lessor shall be entitled to assign the use and/or purpose of the parking level to a floor that is designated for other permitted uses and/or which will be permissible under the CBP but this on condition that the lessor makes alternative parking places available to the lessee and in accordance with the foregoing provisions of Clause 7.

              The lessee for its part hereby undertakes not to disturb and/or prevent the lessor from using the forecourt areas and the aforesaid parking areas. The lessee also undertakes not to disturb the lessor in the execution of such construction works and/or in such use as the lessor makes of the roof of the "building", other than if the execution of such construction works constitutes a continuous and/or unreasonable disturbance of the conduct of the lessee's business in the demised premises in accordance with the "object of the letting".

       (c) The lessee declares that it is clear that neither the lessee nor any of those acting for and/or on its behalf, without exception shall be entitled to make any use whatsoever of parts and/or areas of the building and/or areas of the land and/or areas in the industrial park which are not included in the demised premises in the areas appurtenant thereto as defined in this agreement without first obtaining the previous consent in writing to do so from the lessor.

       (d) The lessee declares that it will indemnify the lessor immediately upon receipt of first demand from the lessor to do so in respect of any payment and/or fine for which the lessor is lawfully charged with payment thereof because of the management of the lessee's business at the demised premises in contravention of any law or regulations, orders or rules which have been made by a body or competent authority acting within the scope of its lawful authority, and/or in respect of any use made of the demised premises in contravention of the terms of this agreement, provided that the lessor shall give the lessee written notice of any claim concerning such payment as soon as possible after receiving the same so that an opportunity shall be afforded to the lessee of defending such aforesaid demand.

       (e) A breach of Clause 29 above and a breach of any of its sub-clauses shall be deemed to be a fundamental breach of this agreement.

MORTGAGE OF RIGHTS.

30

       (a) The lessee shall not be entitled, and may not in any way charge some and/or all of its rights under this agreement.

       (b) It is hereby agreed that only the lessor shall be permitted to mortgage and charge "the building" of which the demised premises forms part, wholly or partially, including the demised premises, and also to charge and/or sell and/or transfer to others, its rights of title to "the land" and/or its rights under this agreement, including its right to receive some or all of the rent from the lessee, in any way and form that the lessor shall see fit from time to time whether the same be with the object of obtaining finance or for any other purpose all at the sole and absolute discretion of the lessor. The lessee expressly agrees to accept responsibility for and to perform all the provisions of this agreement as regards any other body, if any that replaces and/or acts on behalf of the lessor.

              Provided that it is hereby agreed that a mortgage, charge, transfer, sale or assignment as aforesaid shall not prejudice and/or derogate from the lessee's rights under this agreement and shall not add to the lessee's obligations thereunder.

       (c) Without derogating from the provisions of Clause 13(b) above, the lessee will sign upon first written demand of the lessor, any document or certificate that may be lawfully required from time to time, for one of the purposes enumerated in Clause 30(b) of this agreement, in so far as the same is necessary and provided that nothing by virtue of such document or certificate as aforesaid shall impose any additional obligation on the lessee beyond its obligations under this agreement except for the financial obligation for payment in accordance with the provisions of this agreement to the party entitled to receive the same in accordance with the aforesaid charge. The lessee shall not be entitled to make its said consent subject to any conditions. Without prejudice to the lessee's aforesaid obligation, it is hereby agreed that the lessee hereby exempts the lessor from the requirement of obtaining an additional or separate consent from the lessee for the implementation of the foregoing. The lessee also exempts the lessor from the need for the lessee's signature in connection with any of the matters referred to in this clause and/or in any of the sub paragraphs thereof, and this clause, and this agreement, may be shown by the lessor to any third parties for the foregoing purposes only and shall constitute the irrevocable consent of the lessee to the aforesaid actions being carried out.

       (d) A breach of any one of the lessee's obligations specified in Clause 30 above and/or any sub clause and/or sub paragraph of such clauses shall be deemed to be a fundamental breach of this agreement.

WORKS OF ADAPTING THE DEMISED PREMISES TO THE LESSEE'S REQUIREMENTS.

31. Without derogating from the binding force of all the provisions specified in Clauses 9 and 19 above and in the sub-clauses thereof relating to the execution of the "lessee's works" and/or in relation to the execution of works and/or any other changes in the demised premises, the parties hereby agree that in relation to all "the works", "lessee's works" changes renovations, improvement and additions without exception (hereinafter - " ADAPTING WORKS" ) which are carried out by the lessee in the demised premises including for the purpose of adapting the demised premises to the lessee's requirements, all the following aggregate conditions shall apply:

       (a) The foregoing provisions of Clauses 9 and 19 shall also apply MUTATIS MUTANDIS in relation to all "the adapting works".

       (b) "The adapting works", and any changes which the lessee makes to the demised premises, shall be executed in accordance with the provisions of any law that applies and/or will apply from time to time in relation thereto, and the lessee hereby undertakes to execute the same entirely at its own expense, and to duly obtain entirely at its own expense any permit and license required and/or which may from time to time be required for the execution thereof.

       (c) All the plans, technical specifications, drawings, bills of quantities without exception, that are relevant to the execution of the "adapting works" shall be furnished by the lessee to the lessor at least 14 (fourteen) days in advance and shall require the previous written approval of the lessor and/or of a duly qualified engineer acting on the lessor's behalf, for the execution thereof, which shall not be refused other than on reasonable grounds, before the actual commencement of the execution thereof by the lessee (and./or the lessee's representative). The reply of the lessor's engineer shall be given within 14 (fourteen) days from the date on which the lessee delivers to the lessor such plans for the execution of "the lessee's works" at the demised premises.

       (d) The entire and sole responsibility for the execution of all the "adapting works" shall lie entirely with the lessee and the lessee shall bear legal responsibility for any damage that it causes as a result of the execution of the adapting works.

       (e) It is hereby clarified and emphasized that all other terms of this agreement shall also apply in relation to the "adapting works" and including, but without derogating from the generality of the provisions in this agreement, also to the lessee's obligation to effect the insurance policies that are required under the terms and provisions of this agreement.

       (f) It is hereby agreed that a breach of anyone of Clauses 31 (a) to 31(e) above shall be deemed to be a fundamental breach of this agreement.

WARNING PRIOR TO RESCISSION OF THE AGREEMENT.

32. The parties agree that neither party shall be entitled to rescind this agreement in the event of a fundamental breach of this agreement by the other party unless the party in breach is given a 21 (twenty one) days written warning and the party in breach has not remedied the breach attributed to it within such 21 (twenty one) days which shall be counted from the date of dispatch of such warning.

MISCELLANEOUS.

33.

       (a) Any change or addition to this agreement shall only be valid if made in writing and signed by both parties. Neither shall any negotiations, agreement and compromise between the parties be valid unless the same is effected in writing and is signed together by both parties.

       (b) The abstinence from instituting proceedings for eviction or a delay in the institution of such proceedings or a delay in taking other legal proceedings by one of the parties shall not be deemed to be a waiver of such breach or as acquiescence in such breach or as a waiver of any relief and remedies to which any party is entitled as a result of such breach, and the other party shall be precluded from raising any claim of waiver of such breach.

       (c) In this agreement "the lessor" or "the lessee" also means the plural and the male gender shall be construed as the female or as the case may be.

       (d) The parties determine that the Law Courts in Tel Aviv - Jaffa is the place of jurisdiction in any matter relating to this agreement or arising from a breach thereof or pertaining thereto or to the performance thereof and any claim and proceeding thereunder.

34 The parties hereby agree that in the event of the commission of a fundamental breach by the lessee of the terms and provisions of this contract, and the breach alleged by the lessor against the lessee has not been remedied notwithstanding receipt of a 15 (fifteen) days advance written warning as provided above in Clause 32, the lessor shall be entitled to institute proceedings under the "Summary Procedure" for the immediate eviction of the lessee and all those operating under the lessee from the demised premises, and this without prejudice to all other rights conferred upon the lessor in such a case both by this agreement and under any law.

       It is hereby agreed that any financial claim based on a liquidated sum of money which is made by one of the parties in reliance on this agreement as well as a claim for eviction brought in reliance on this agreement, shall be fit to be tried under the "Summary Procedure" within the meaning of such expression in the Civil Law Procedure Regulations 5744- 1984, and the amendments thereto.

35. It is hereby agreed and declared that the signature of the parties of this agreement hereby revokes any agreement and/or document and/or contractual arrangement previously between them, if any, in relation to the demised premises and it is hereby emphasized that no such previous agreement and/or document and/or contractual arrangement shall have any binding force, neither for the purposes of interpretation of this agreement and/or any effect on the relationships of the parties as regards the demised premises from any standpoint whatsoever, and that the signatures of the parties on this agreement initiates a new set of relationships between the parties, and totally regulates and represents all their mutual rights and obligations in relation to the letting of the demised premises by the lessor to the lessee.

36.

       (a) If one of the parties to this agreement has paid and/or in future pays one of the payments in respect of which liability for payment lies with the other party, such other party shall refund to the paying party the full amounts paid by the paying party as aforesaid, and this immediately upon receipt of the paying parties demand and against receipt and/or production of receipts as to the actual payments thereof, and in default thereof such debt shall bear default interest at the maximum rate charged on the date prescribed for payment thereof, by Bank Hapoalim Ltd. in relation to excess drawings on current loan accounts, and all this in respect of the period commencing from the prescribed date for such payment and until the date of actual full payment to the party entitled to receive the same under the terms and provisions of this agreement.

       (b) Any payment as to which it is provided in this agreement as being linked to increases occurring in the Consumer Prices Index, which is not paid on the date prescribed for payment thereof under the terms and provisions of this agreement - shall be paid with the addition of consumer price index linked differentials and interest at the rate specified above in Clause 12 (d).




POSTPONEMENT OF THE COMMENCEMENT DATE OF "THE LETTING PERIOD"

37 The parties agree that if, due to the existence of reasons which are not dependent on and/or are outside the control of the lessor, including reasons of force majeure and/or a willful act and/or strike and/or disruption, and/or partial and/or general call up to the I.D.F and/or natural disasters and/or any other event which the lessor could not have anticipated in advance, or which is outside the control of the lessor (hereinafter - "an uncontrollable event"), the lessor is unable to deliver possession of the demised premises to the lessee for the purposes of the actual use by the lessee for the "object of the letting" and in accordance with the other terms of this agreement, in such an event the commencement date of the "letting period" shall be postponed for a period of time that is equivalent to such period as is necessary until the passing of "the uncontrollable event", and also for the purposes of disposing of such delays and obstacles as are the source of the "uncontrollable event" as aforesaid, and all this, without the same being deemed to be a breach of this agreement on the part of the lessor, and without the lessee having a right to bring any claim against the lessor in respect of and/or as a result of the same.

       In addition to any postponements of the commencement of the "letting period" that are liable to be caused by reasons that are not dependent on the lessor and/or under the lessor's control and/or result from an "uncontrollable event" it is hereby expressly agreed by the lessee that any postponement, including a postponement, in addition to those specified above, of up to 60 (sixty) days, for any reason, in the delivery of possession of the demised premises to the lessee and/or on the date of commencement of the "letting period" - shall not be deemed to be a breach of this agreement by the lessor, and shall not confer a right on the lessee to the receipt of any compensation from the lessor and/or any right to delay any payments that the lessee is obliged to make to the lessor under the provisions of this agreement and it appendices, and neither shall the lessee acquire any right to any other remedy as against the lessor and/or any person acting on behalf of the lessor.

ADDRESSES

38

       (a) The addresses of he parties for the purposes of this agreement are as specified in the preamble to this agreement.

              Any notice that one party to this agreement sends to the other party to this agreement to the said addresses, shall be deemed to have arrived and to have been lawfully served at its destination after the expiration of 3 (three) days from the date on which it was delivered for dispatch at a Post Office in Israel.

       (b) Each party shall be bound to notify the other party of any change from time to time in its aforesaid address.


              AND IN WITNESS HEREOF THE PARTIES HAVE SIGNED:


              /s/ Sha'ar Yokneam Limited Partnership      /s/ Given Imaging Ltd
              --------------------------------------      ---------------------
                            The Lessor                         The Lessee